Exhibit 4.42

Execution

CTRIP.COM INTERNATIONAL, LTD.

1.00% Convertible Senior Notes due 2020

1.99% Convertible Senior Notes due 2025

Purchase Agreement

June 18, 2015

J.P. Morgan Securities LLC

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Ctrip.Com International, Ltd., an exempted company limited by shares under the laws of Cayman Islands (the “Company”), proposes to issue and sell to the initial purchasers identified in Schedule 1 (the “Initial Purchasers”), (i) US$700,000,000 principal amount of its 1.00% Convertible Senior Notes due 2020 (the “2020 Underwritten Securities”) and, at the option of the Initial Purchaser, up to an additional US$105,000,000 principal amount of its 1.00% Convertible Senior Notes due 2020 (the “2020 Option Securities” and, together with the 2020 Underwritten Securities, the “2020 Securities”) to cover over-allotment if and to the extent that J.P. Morgan Securities LLC (the “Representative”) shall have determined to exercise the option to purchase such 1.00% Convertible Senior Notes due 2020 granted to the Initial Purchasers in Section 2 hereof; (ii) US$400,000,000 principal amount of its 1.99% Convertible Senior Notes due 2025 (the “2025 Underwritten Securities”) and, at the option of the Representative, up to an additional US$60,000,000 principal amount of its 1.99% Convertible Senior Notes due 2025 (the “2025 Option Securities” and, together with the 2025 Underwritten Securities, the “2025 Securities”) to cover over-allotment if and to the extent that the Representative shall have determined to exercise the option to purchase such 1.99% Convertible Senior Notes due 2025 granted to the Initial Purchasers in Section 2 hereof. The 2020 Underwritten Securities and the 2025 Underwritten Securities are collectively referred to as the “Underwritten Securities”. The 2020 Option Securities and the 2025 Option Securities are collectively referred to as “Option Securities”. The Underwritten Securities and the Option Securities are herein referred to as the “Securities.” The Securities will be convertible into American Depositary Shares (the “ADSs”) to be issued pursuant to the Deposit Agreement (as defined below), each of which represents as of the date hereof 0.25 of an ordinary share of the Company, par value US$0.01 per ordinary share (the “Ordinary Shares”).

The ADSs issuable upon conversion of the Securities and the Ordinary Shares represented by such ADSs shall be hereinafter referred to as the “Underlying Securities.” The ADSs to be issued upon conversion of the Securities will be issued pursuant to the Deposit Agreement, dated as of December 8, 2003, as amended and restated as of August 11, 2006, and as further amended and restated as of December 3, 2007, among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and all owners and holders from time to time of the ADSs issued thereunder (the “Deposit Agreement”), as supplemented by a restricted issuance agreement to be dated June 24, 2015 between the Company and the Depositary (the “Restricted Issuance Agreement”).

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The Securities will be issued pursuant to Indentures to be dated as of June 24, 2015 (the “Indentures”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”). Each of the Ordinary Shares represented by the ADSs issuable upon conversion of the Securities will have attached thereto one right (the “Right”) (as such number may be adjusted pursuant to the Rights Agreement) to purchase one Ordinary Share. The Rights are to be issued pursuant to a Rights Agreement (the “Rights Agreement”) dated as of November 23, 2007 between the Company and The Bank of New York Mellon.

In connection with the offering of the 2020 Underwritten Securities, the Company and (i) JPMorgan Chase Bank, National Association, London Branch, (ii) Morgan Stanley & Co. International plc and (iii) Citigroup Global Markets Limited (the “Call Spread Counterparties”) are entering into convertible note hedge transactions and warrant transactions pursuant to convertible note hedge confirmations (the “Bond Hedge Confirmations”) and warrant confirmations (the “Warrant Confirmations”), each dated on or around the date hereof (the Bond Hedge Confirmations and the Warrant Confirmations, collectively, the “Base Call Spread Confirmations”), and in connection with the issuance of any Option Securities, the Company and the Call Spread Counterparties may enter into additional convertible hedge transactions and additional warrant transactions pursuant to additional convertible note hedge confirmations (“Additional Bond Hedge Confirmations”) and additional warrant confirmations (“Additional Warrant Confirmations”), each to be dated on or around the date on which the Representative exercises the right to purchase such Option Securities (the Additional Bond Hedge Confirmations and the Additional Warrant Confirmations, collectively, the “Additional Call Spread Confirmations” and together with the Base Call Spread Confirmations, the “Call Spread Confirmations”).

To the extent there are no additional parties listed on Schedule 1 other than the Representative, the term Representative as used herein shall mean you as the Initial Purchaser, and the term Initial Purchasers shall mean either the singular or plural as the context requires.

The Company hereby confirms its agreement with the Initial Purchasers concerning the purchase and sale of the Securities, as follows:

1.                                      The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon exemptions from the registration requirements thereof. The Company has prepared a preliminary offering memorandum dated June 17, 2015 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchaser in the manner contemplated by this Agreement. References herein to the Preliminary Offering Memorandum, the other Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex B hereto.

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2.                                      Purchase and Resale of the Securities by the Initial Purchasers. (a) The Company agrees to issue and sell the Underwritten Securities to the Representative Initial Purchasers as provided in this Agreement, and the Initial Purchasers, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees to purchase from the Company the respective principal amount of Underwritten Securities at a price equal to, in the case of the 2020 Underwritten Securities, 100% of the principal amount thereof, less a selling concession of 1.75% of their principal amount (the “2020 Underwritten Securities Purchase Price”) plus accrued interest, if any, from June 24, 2015 to the Closing Date (as defined below) and, in the case of the 2025 Underwritten Securities, 100% of the principal amount thereof, less a selling concession of 1.75% of their principal amount (the “2025 Underwritten Securities Purchase Price”, together with the 2020 Underwritten Securities Purchase Price, the “Underwritten Securities Purchase Price”) plus accrued interest, if any, from June 24, 2015 to the Closing Date; provided that the amount of the selling concession to be deducted from the Underwritten Securities Purchase Price pursuant to this Section 2(a) shall include an amount of US$500,000 to be paid to Morgan Stanley & Co. International plc as a fee for serving as a co-manager of the offering of the Securities (the “Co-Manager Fee”), and after paying the selling concession as specified in this Section 2(a), the Company shall have no obligation to pay the Co-Manager Fee separately.

In addition, the Company agrees to issue and sell the Option Securities to the Representative (for its account only), and the Representative on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase from the Company the Option Securities at a price equal to 100% of the principal amount thereof, less a selling concession of 1.50% of their principal amount plus accrued interest, if any, from the Closing Date to the date of payment and delivery.

The Representative may exercise the option to purchase the Option Securities at any time in whole, or from time to time in part, on or before the thirtieth day following the date of this Agreement, by written notice to the Company. Such notice shall set forth the aggregate amount of Option Securities as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b)                                 The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser represents, warrants and agrees that:

(i)                                     it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act;

(ii)                                  it has not sold the Securities as part of its initial offering within the United States except to persons whom it reasonably believes to be qualified institutional buyers (“QIBs”) within the meaning of Rule 144A under the Securities Act (“Rule 144A”) in transactions pursuant to Rule 144A and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; and

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(iii)                               it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of its initial offering outside the United States except in accordance with the restrictions set forth in Annex D hereto.

(c)                                  Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 6, counsel for the Company and counsel for the Initial Purchasers may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by each Initial Purchaser with its agreements, contained in paragraph (b) above (including Annex D hereto), and each Initial Purchaser hereby consents to such reliance.

(d)                                 The Company acknowledges and agrees that each Initial Purchaser may offer and sell Securities to or through any affiliate of an Initial Purchaser.

(e)                                  Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Initial Purchaser in the case of the Underwritten Securities, at the Hong Kong offices of Davis Polk & Wardwell LLP at 10:00 A.M. New York City time on June 24, 2015, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Initial Purchaser and the Company may agree upon in writing or, in the case of the Option Securities, on the date and at the time and place specified by the Initial Purchaser in the written notice of its election to purchase such Option Securities. The time and date of such payment for the Underwritten Securities is referred to herein as the “Closing Date” and the time and date for such payment for the Option Securities, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

Payment for the Securities to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the nominee of DTC, for the account of the Initial Purchaser of the Securities to be purchased on such date of one or more global notes representing the Securities, with any transfer taxes payable in connection with the sale of such Securities, if applicable, duly paid by the Company.

(f)                                   The Company acknowledges and agrees that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither Initial Purchaser is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Company with respect thereto. Any review by the Initial Purchasers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchasers and shall not be on behalf of the Company.

3.                                      Representations and Warranties of the Company. The Company represents and warrants to the Initial Purchasers that:

(a)                                 Preliminary Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and

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warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to each Initial Purchaser furnished to the Company in writing by such Initial Purchaser expressly for use in any Preliminary Offering Memorandum, it being understood and agreed that the only such information furnished by each Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(b)                                 Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished by the Initial Purchasers consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Offering Memorandum has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Offering Memorandum has been omitted therefrom.

(c)                                  Additional Written Communications; Permitted General Solicitations. Other than the Preliminary Offering Memorandum and the Offering Memorandum, the Company (including its agents and representatives, other than each Initial Purchaser in its capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to (x) any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex B hereto, including a term sheet substantially in the form of Annex C hereto, which constitute part of the Time of Sale Information, and (iv) each electronic road show and any other written communications other than any Permitted General Solicitation (as defined below) approved in writing in advance by each Initial Purchaser or (y) any general solicitation other than any such solicitation (i) listed on Annex B hereto or (ii) in accordance with Section 4(o) hereof (each such solicitation referred to in clauses (i) and (ii) a “Permitted General Solicitation”). Each such Issuer Written Communication or Permitted General Solicitation, when taken together with the Time of Sale Information, did not, and does not, and each such Issuer Written Communication as then amended and supplemented by a further Issuer Written Communication (if applicable), when taken together with the Time of Sale Information, at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use in such Issuer Written Communication, it being understood and agreed that the only such information furnished by the Initial Purchasers consists of the information described as such in Section 7(b) hereof. Furthermore, each such Issuer Written Communication, as of its issue date and as of the Time of Sale, and each such Issuer Written Communication as then amended and supplemented by a further Issuer Written Communication (if applicable), at the Closing Date and as of the Additional Closing Date, as the case may be, did not, does not and will not include any

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information that conflicted, conflicts or will conflict with the information contained in the Time of Sale Information or the Offering Memorandum, including any document incorporated by reference therein.

(d)                                 Offering Memorandum. As of the date of the Offering Memorandum and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Offering Memorandum does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use in the Offering Memorandum, it being understood and agreed that the only such information furnished by the Initial Purchasers consists of the information described as such in Section 7(b) hereof.

(e)                                  Incorporated Documents. The documents incorporated by reference in the Offering Memorandum or the Time of Sale Information, when filed with the Securities and Exchange Commission (the “Commission”), conformed or will conform, as the case may be, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) and such documents did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                                   Financial Statements. The financial statements and the related notes thereto of the Company and its consolidated subsidiaries and affiliated entities included or incorporated by reference in the Time of Sale Information and the Offering Memorandum present fairly the financial position of the Company and its consolidated subsidiaries and affiliated entities as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby; and the other financial information included or incorporated by reference in the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Company and its consolidated subsidiaries and affiliated entities and presents fairly the information shown thereby.

(g)                                  No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Time of Sale Information and the Offering Memorandum, (i) there has not been any change in the share capital or long-term debt of the Company or any of its Subsidiaries (as defined below), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its Subsidiaries taken as a whole; (ii) neither the Company nor any of its Subsidiaries has entered into any transaction or agreement that is material to the Company and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole; and (iii) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority or

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body of any stock exchange authorities (each, a “Governmental Agency”), except in each case as otherwise disclosed in the Time of Sale Information and the Offering Memorandum.

(h)                                 Organization and Good Standing. The Company, each of its subsidiaries as listed in Schedule 1 hereto (each, a “Covered Subsidiary”) and each of its affiliated entities as listed in Schedule 1 hereto (each, a “Covered VIE” and all the Covered Subsidiaries and Covered VIEs being referred to collectively as the “Subsidiaries”) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to conduct their respective businesses as described in the Time of Sale Information and the Offering Memorandum and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses as described in the Time of Sale Information and the Offering Memorandum, except where the failure to be so qualified or in good standing or to have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its Subsidiaries taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”). The Subsidiaries are the only “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X under the Exchange Act) of the Company and no other subsidiary or affiliated entity of the Company, when considered individually or in the aggregate, would constitute a “significant subsidiary” of the Company.

(i)                                     VIEs. All of the issued and outstanding share capital or equity interest of each of the Covered VIEs have been duly authorized and validly issued, and are owned directly by directors, senior officers or family members of senior officers of the Company, as the case may be, as set forth in and in the amounts listed in the Company’s Annual Report on Form 20-F for the financial year ended December 31, 2014 (the “Annual Report”) as updated by the Time of Sale Information, free and clear of any security interest, mortgage, pledge, lien encumbrance, claim and equity other than as set forth in the Annual Report and the Time of Sale Information. Each shareholder of the Covered VIEs is a citizen of the People’s Republic of China, excluding Taiwan, Hong Kong SAR and Macau SAR.

(j)                                    Contractual Arrangement. The description of the corporate structure of the Company and the various contracts between the Company and the Subsidiaries or shareholders of the Covered VIEs, or among the Subsidiaries, as the case may be (each a “Corporate Structure Contract” and collectively the “Corporate Structure Contracts”), incorporated by reference in the Time of Sale Information and the Offering Memorandum and as set forth in the Annual Report, as updated by the Time of Sale Information, is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading in any material respect. There is no other agreement, contract or document relating to the corporate structure or the operation of the Company and the Subsidiaries, to the extent material to the Company, not disclosed in the Annual Report, as updated by the Time of Sale Information. Each Corporate Structure Contract is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such Corporate Structure Contract. None of the parties to any of the Corporate Structure Contracts has sent or received any communication regarding termination of, or intention not to renew, any of the Corporate Structure Contracts, and no such termination or non-renewal has been threatened or is being contemplated by any of the parties thereto.

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(k)                                 Control. The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Covered VIEs, through, among other things, its rights to direct their shareholders as to the exercise of their voting rights. The Company is not aware of any development (including, without limitation, developments with respect to the contractual arrangements involving the Covered VIEs and accounting policies and operations of the Covered VIEs) that could reasonably cause the Company to be unable to consolidate the operating and financial results of any of the Covered VIEs.

(l)                                     Material Contracts. Neither the Company nor any of its Subsidiaries has sent or received any written communication regarding termination of, or intent not to renew, any of the material contracts or agreements specifically referred to or described in the Time of Sale Information and the Offering Memorandum, or specifically referred to or described in, or filed as an exhibit to, the Annual Report, and no such termination or non- renewal has been threatened by the Company, any of its Subsidiaries or, to the Company’s knowledge after due inquiry, any other party to any such contract or agreement.

(m)                             Capitalization. The Company has an authorized capitalization as set forth in the Time of Sale Information and the Offering Memorandum under the heading “Capitalization;” all the outstanding share capital of the Company and each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any preemptive or similar rights; except as described in or expressly contemplated by the Time of Sale Information and the Offering Memorandum, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any Ordinary Shares, ADSs or any other class of share capital of the Company or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any share capital of the Company, any such convertible or exchangeable securities or any such rights, warrants or options; the share capital of the Company conforms in all material respects to the description thereof contained in the Time of Sale Information and the Offering Memorandum; and all the outstanding share capital or other equity interests of each Subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(n)                                 Share Options. With respect to the options (the “Share Options”) granted pursuant to the share incentive plans of the Company and its subsidiaries, (i) each grant of a Share Option was duly authorized no later than the date on which the grant of such Share Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, and (ii) each such grant was properly accounted for in accordance with U.S. GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Share Options prior to, or otherwise coordinate the grant of Share Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(o)                                 Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, the Indentures, the Securities and the Call Spread Confirmations

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(collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby has been duly and validly taken.

(p)                                 The Indentures. The Indentures have been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(q)                                 Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company and, when duly executed and delivered in accordance with its terms by each of the parties hereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(r)                                    The Securities. The Securities to be issued and sold by the Company hereunder have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indentures and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indentures.

(s)                                   The Call Spread Confirmations. Each of the Base Call Spread Confirmations and performance thereof has been, and, if applicable, the Additional Call Spread Confirmations at the time of delivery of the Option Securities and performance thereof will have been, duly authorized, and each Call Spread Confirmation has been or will have been, as the case may be, executed and delivered by the Company and, assuming due execution and delivery thereof by the Call Spread Counterparties, constitutes, or will constitute, as the case may be, a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(t)                                    Maximum Number of Shares. (i) The aggregate number of Ordinary Shares underlying a number of Shares (as defined in the Warrant Confirmations) equal to the Maximum Number of Shares (as defined in the Warrant Confirmations) for the warrant transaction evidenced by the Warrant Confirmations have been, and (ii) if the Representative elects to purchase any Option Securities and the Call Spread Counterparties and Company enter into Additional Warrant Confirmations in connection therewith, the aggregate number of Ordinary Shares underlying a number of Shares equal to two times the number of Shares (as defined in the Additional Warrant Confirmations) underlying such Option Securities at the time of delivery of such Option Securities will have been, in each case, duly reserved and authorized for issuance upon exercise of the warrant transactions evidenced by the Warrant Confirmations or Additional Warrant Confirmations, as the case may be. Any Ordinary Shares issued and delivered following exercise of the warrant transactions evidenced by the Warrant Confirmations or, if applicable, the Additional Warrant Confirmations, in each case, pursuant to the terms of such transactions, will be validly issued, fully-paid and non-assessable and the issuance of such Ordinary Shares will not be subject to any preemptive or similar rights under the Company’s Memorandum and Articles of Association or under Cayman Islands law.

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(u)                                 The Deposit Agreement and the Restricted Issuance Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject to the Enforceability Exceptions. The Restricted Issuance Agreement has been duly authorized by the Company, and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject to the Enforceability Exceptions. Upon issuance by the Depositary of ADSs and the deposit of the Ordinary Shares to be issued upon conversion of the Securities or upon exercise, termination or settlement of the warrant transactions evidenced by the Warrant Confirmations and, if applicable, the Additional Warrant Confirmations, in respect thereof in accordance with the provisions of the Deposit Agreement and the Restricted Issuance Agreement, such ADSs will be duly and validly issued and the persons in whose names the ADSs are registered will be entitled to the rights and subject to the restrictions specified therein and in the Deposit Agreement and the Restricted Issuance Agreement; and the descriptions of the Deposit Agreement, the Restricted Issuance Agreement and the ADSs contained in the Time of Sale Information and the Offering Memorandum conform in all material respects to the Deposit Agreement and the Restricted Issuance Agreement.

(v)                                 The Underlying Securities. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indentures, the Securities will be convertible at the option of the holder thereof into ADSs representing Ordinary Shares in accordance with the terms of the Securities; the Ordinary Shares underlying the ADSs to be issued upon conversion of the Securities may be freely deposited by the Company with the Depositary against issuance of ADSs; the maximum number of Ordinary Shares for issuance upon conversion of the Securities, including in connection with a make-whole fundamental change, have been duly reserved and authorized and when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non assessable, and the issuance of the Ordinary Shares will not be subject to any preemptive or similar rights; the Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions; and the Rights have been duly authorized by the Company and, when issued upon issuance of the Underlying Securities, will be validly issued, fully paid and non-assessable.

(w)                               Descriptions of the Transaction Documents. The description of each Transaction Document in the Time of Sale Information and the Offering Memorandum conforms in all material respects to the relevant Transaction Document.

(x)                                 Accurate Disclosure. The statements in the Time of Sale Information and the Offering Memorandum under the captions “Description of the notes,” “Description of convertible note hedge and warrant transactions,” “Taxation,” “Description of share capital,” “Description of American depositary shares,” “Enforceability of civil liabilities,” “Summary” and “Risk factors,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are true and accurate summaries of such matters described therein in all material respects. The statements set forth in the Annual Report under the captions “Item 4. Information on the Company — B. Business Overview — PRC Government Regulations,” “Item 5. Operating and Financial Review and Prospects — B. Liquidity and Capital Resources,” “Item 6. Directors, Senior Management and Employees — B. Compensation,” “Item 6. Directors, Senior Management and Employees — C. Board Practices,” “Item 8. Financial Information — Legal Proceedings,” “Item 10. Additional Information — B. Memorandum and Articles of

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Association” and “Item 10. Additional Information — E. Taxation,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are true and accurate summaries of such matters described therein in all material respects.

(y)                                 Enforceability in the Cayman Islands. Each of the Transaction Documents is in proper form to be enforceable against the Company in the Cayman Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of any Transaction Document, it is not necessary that such Transaction Document be filed or recorded with any court or other authority in the Cayman Islands.

(z)                                  Dividends. (i) All dividends and other distributions declared and payable on the ADSs and the Ordinary Shares underlying the ADSs to be issued upon conversion of the Securities, may under the current laws and regulations of the Cayman Islands be paid to the Depositary in United States dollars and may be freely transferred out of the Cayman Islands, and all such dividends and other distributions made to non-residents of the Cayman Islands will not be subject to withholding or other taxes under the laws and regulations of the Cayman Islands and are otherwise free and clear of any other tax, withholding or deduction in the Cayman Islands and without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or Governmental Agency (hereinafter referred to as “Governmental Authorizations”) in the Cayman Islands;

(ii)                                  Except as described in the Time of Sale Information and the Offering Memorandum, all dividends and other distributions declared and payable on the share capital of any of the Subsidiaries in the PRC, Hong Kong, British Virgin Islands or Taiwan, may under the current laws and regulations of the jurisdiction in which such Subsidiary is incorporated (the “Home Jurisdiction”) be freely transferred out of such jurisdiction and may be paid in United States dollars, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of such Subsidiary’s Home Jurisdiction and are otherwise free and clear of any other tax, withholding or deduction in such Home Jurisdiction, and without the necessity of obtaining any Governmental Authorization in such Home Jurisdiction.

(aa)                          No Violation or Default. Neither the Company nor any of its Subsidiaries is (i) in violation of its constitutive or organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; (iii) in violation of any law or statute or any judgment, order, rule, regulation, decree, guideline or notice of any court or arbitrator or Governmental Agency in the PRC, Hong Kong, British Virgin Islands, Taiwan or the Cayman Islands or any other jurisdiction where the Company or such Subsidiary was incorporated or operates, or (iv) in breach of or in default under any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any court or Governmental Agency in the PRC, Hong Kong, British Virgin Islands, Taiwan or the Cayman Islands or any other jurisdiction where the Company or such Subsidiary was incorporated or operates, except, in the case of clauses (ii), (iii) and (iv) above, for any such breach, default or violation that would not, individually or in the aggregate, result in a Material Adverse Effect.

(bb)                          No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities, the issuance of the ADSs

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and Ordinary Shares underlying the ADSs upon conversion of the Securities, the deposit of the Ordinary Shares with the Depositary against issuance of the ADSs, the delivery of such ADSs, the compliance by the Company with all of the provisions of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the constitutive or organizational documents of the Company or any of its Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or Governmental Agency having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets.

(cc)                            No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or Governmental Agency having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities, the issuance of the ADSs and Ordinary Shares underlying the ADSs upon conversion of the Securities, the deposit of the Ordinary Shares with the Depositary against issuance of the ADSs, the delivery of such ADSs, the compliance by the Company with all of the provisions of the Transaction Documents, the Deposit Agreement, the Restricted Issuance Agreement and the Rights Agreement and the consummation of the transactions contemplated by the Transaction Documents, the Deposit Agreement, the Restricted Issuance Agreement and the Rights Agreement or the Time of Sale Information and the Offering Memorandum, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and resale of the Securities by each Initial Purchaser.

(dd)                          Legal Proceedings. Except as described in the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any Governmental Agency or others.

(ee)                            Independent Accountants. PricewaterhouseCoopers Zhong Tian LLP (“PWC”), who have certified the financial statements incorporated by reference in the Time of Sale Information and the Offering Memorandum, are an independent registered public accounting firm with respect to the Company as required by the Securities Act and the rules and regulations of the Commission thereunder and are independent in accordance with the requirements of the Public Company Accounting Oversight Board (United States).

(ff)                              Title to Property. The Company and its Subsidiaries have good and marketable title, or have valid rights to lease or otherwise use, all items of real and other property and assets that are material to the respective businesses of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects except as described in the Time of Sale Information and the Offering Memorandum or those that (i) do not materially interfere with

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the use made and proposed to be made of such property by the Company and its Subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and any real property and buildings held under lease by each of the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(gg)                            Title to Intellectual Property. (i) the Company and its Subsidiaries, as applicable, owns, possesses, licenses or has other rights to use all patents and patent applications, copyrights, trademarks, service marks, trade names (including the “Ctrip” and “Ctrip.com” names and logo), Internet domain names, technology, and/or know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) (collectively, “Intellectual Property”) that are necessary or used in any material respect to conduct their business in the manner in which it is being conducted as set forth in the Time of Sale Information and the Offering Memorandum; (ii) neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement, violation or conflict (if the subject of an unfavorable decision, ruling or finding) would result in a Material Adverse Effect or of any facts or circumstances with would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein.

(hh)                          No Undisclosed Relationships. No material relationship exists between the Company or any of its Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its Subsidiaries, on the other, that is required by the Exchange Act to be described in an annual report and that is not so described in the Annual Report or the Time of Sale Information and the Offering Memorandum.

(ii)                                  Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof and the transactions contemplated by the Call Spread Confirmations as described in the Time of Sale Information and the Offering Memorandum, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(jj)                                Taxes. All tax returns required to be filed by the Company and each Subsidiary have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

(kk)                          PFIC Status. The Company was not a “Passive Foreign Investment Company” (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended for the taxable year ended December 31, 2014 and, based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a PFIC for the current taxable year ending December 31, 2015. The Company has no plan or intention to conduct its business in a manner that would be reasonably expected to result in the Company becoming a PFIC in the future under current laws and regulations.

(ll)                                  No Stamp or Transaction Taxes. Except as disclosed in the Time of Sale Information and the Offering Memorandum, no stamp or other issuance, transfer or withholding taxes or duties are payable by or on behalf of each Initial Purchaser to the government of the PRC, the Cayman Islands, Hong Kong, British Virgin Islands, Taiwan or any political subdivision or

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taxing authority thereof or therein in connection with (i) the issuance of the Securities, (ii) the sale and delivery by the Company of the Securities to or for the account of each Initial Purchaser, (iii) the initial sale and delivery by each Initial Purchaser of the Securities to purchasers thereof, (iv) the issuance and delivery of the Ordinary Shares upon conversion of the Securities and the ADSs representing such Ordinary Shares, (v) the deposit of the Ordinary Shares with the Depositary against issuance of the ADSs, or (vi) the execution, delivery and performance of this Agreement and other Transaction Documents.

(mm)                  Licenses and Permits. The Company and its Subsidiaries possess all licenses, certificates, permits, consents, approvals and other authorizations issued by, and have made all declarations and filings with, all appropriate governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Time of Sale Information and the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Time of Sale Information and the Offering Memorandum, neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit, consent, approval or authorization or has any reasonable basis to believe that any such license, certificate, permit, consent, approval or authorization will not be renewed when expired in the ordinary course.

(nn)                          No Labor Disputes. No labor disturbance by, or dispute with, employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, except as would not have a Material Adverse Effect.

(oo)                          Compliance with Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(pp)                          Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and is designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s management as appropriate. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(qq)                          Accounting Controls. The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, the

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principal executive and principal financial officer, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses or significant deficiencies in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have not been advised of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Information and the Offering Memorandum, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(rr)                                eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Time of Sale Information and the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ss)                              Critical Accounting Policies. The section entitled “Operating and Financial Review and Prospects” in the Company’s Annual Report, as updated by the Time of Sale Information, accurately and fully describes (i) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective of complex judgments (“critical accounting policies”); (ii) judgments and uncertainties affecting the application or critical accounting policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; the Company’s management has reviewed and agreed with the selection, application and disclosure of critical accounting policies and have consulted with its legal advisers and independent accountants with regard to such disclosure in the Company’s Annual Report, as updated by the Time of Sale Information.

(tt)                                Liquidity and Off-balance Sheet Transactions. The section entitled “Operating and Financial Review and Prospects — Liquidity and Capital Resources” in the Company’s Annual Report, as updated by the Time of Sale Information, accurately and fully describes (i) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur, and (ii) neither the Company nor any Subsidiary is engaged in any transactions with, or have any obligations to, its unconsolidated entities (if any) that are contractually limited to narrow activities that facilitate that transfer of or access to assets by the Company or such Subsidiary, including, without limitation, structured finance entities and special purpose entities, or otherwise engage in, or have any obligations under, any off-balance sheet transactions or arrangements.

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(uu)                          Insurance. The Company and its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is, adequate to protect the Company and its Subsidiaries and their respective businesses; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(vv)                          No Unlawful Payments. Neither the Company, any director or officer of the Company, any of its Subsidiaries nor, to the knowledge of the Company, any agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful or improper expense relating to political activity; (ii) made, offered, agreed, requested or taken any act in furtherance of any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act of 2010 or any other applicable anti-corruption law, or the rules and regulations promulgated thereunder; or (iv) made, offered, agreed, requested or taken any act in furtherance of any bribe, rebate, payoff, influence payment, kickback or other unlawful or improper payment.

(ww)                      Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or Governmental Agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company after inquiry, threatened.

(xx)                          No Conflicts with Sanctions Laws. (a) None of the Company, any of its Subsidiaries, directors, officers or, to the knowledge of the Company, any agent, employee, representative or affiliate of the Company or any of its Subsidiaries, (i) is an individual or entity (“Person”) that is, or is owned or controlled by Persons that are: (A) the target of any economic sanctions administered or enforced by the United States Government (including, without limitation, by the U.S. Treasury Department’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria), or (ii) does any business with or involving any Person or the government of any country that is, or any project located in a country that is, the target of Sanctions; and (b) the proceeds from the offering of the Securities contemplated hereby will not be used, directly or indirectly, to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any Person that is, at the time of such funding or financing, the target of Sanctions.

(yy)                          No Restrictions on Subsidiaries. Other then as described in the Time of Sale Information, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends

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to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

(zz)                            Holders. No holder of the Securities after the consummation of the transactions contemplated by this Agreement or any other Transaction Documents is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any Securities; and except as set forth in the Time of Sale Information and the Offering Memorandum, there are no limitations on the rights of holders of the Securities to hold or transfer their Securities.

(aaa)                   No Broker’s Fees. The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(bbb)                   Foreign Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(ccc)                      Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system as defined pursuant to Rule 144A(d)(3); and each of the Time of Sale Information, as of the Time of Sale, and the Offering Memorandum, as of its date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(ddd)                   No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(eee)                      No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D other than by means of a Permitted General Solicitation or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(fff)                         Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2(b) (including Annex D hereto) and its compliance with its agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities and the ADSs issuable upon conversion of the Securities or upon exercise, termination or settlement of the warrant transactions evidenced by the Warrant Confirmation and, if applicable, the Additional

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Warrant Confirmation, and the Ordinary Shares represented by such ADSs under the Securities Act or to qualify the Indentures under the Trust Indenture Act.

(ggg)                      No Stabilization. Neither the Company nor any of its Subsidiaries or, to the Company’s knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(hhh)                   Business with Cuba. The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

(iii)                     Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(jjj)                  Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Time of Sale Information and the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(kkk)                 Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Time of Sale Information and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(lll)                     Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Commission and the Nasdaq Global Select Market in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(mmm)                   No Ratings. There are no securities or preferred stock of or guaranteed by the Company or any of its Subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act.

(nnn)                   Validity of Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement, the Indentures, the Deposit Agreement, the Restricted Issuance Agreement and any other Transaction Documents, if applicable, is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and, to the extent permitted under the PRC civil law and rules of civil procedures (which do not involve a re-examination of the merits of the claim), will be honored by the courts in the PRC. The Company has the power to submit, and pursuant to Section 15 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 15 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement, the

18

Restricted Issuance Agreement or the Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 15 hereof.

(ooo)                           No Immunity. Neither the Company, or any Subsidiary nor any of their respective properties, assets or revenues has any right of immunity under Cayman Islands, PRC, New York state or United States federal law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, PRC, New York state or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Deposit Agreement, the Restricted Issuance Agreement and the Securities; and, to the extent that the Company, or any Subsidiary or any of their respective properties, assets, or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its Subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 15 of this Agreement.

(ppp)                           Judgment. Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement, the Deposit Agreement the Restricted Issuance Agreement and the Securities would be recognized and enforced against the Company by Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that (i) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (ii) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (iii) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (iv) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court; it is not necessary that this Agreement, the Deposit Agreement, the Restricted Issuance Agreement, the Offering Memorandum or any other document be filed or recorded with any court or other authority in the Cayman islands or the PRC.

4.                                      Further Agreements of the Company. The Company covenants and agrees with each Initial Purchaser that:

(a)                         Delivery of Copies. The Company will deliver to each Initial Purchaser as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as each Initial Purchaser may reasonably request.

(b)                         Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to each Initial Purchaser and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Initial Purchasers reasonably object.

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(c)                                  Additional Written Communications. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company will furnish to the Initial Purchasers and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Initial Purchasers reasonably object.

(d)                                 Notice to the Initial Purchasers. The Company will advise the Initial Purchasers promptly, and confirm such advice in writing, (i) of the issuance by any Governmental Agency of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication, any Permitted General Solicitation or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication, any Permitted General Solicitation or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication, Permitted General Solicitation or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication, any Permitted General Solicitation or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)                                  Ongoing Compliance of the Offering Memorandum and Time of Sale Information. (i) If at any time prior to the completion of the initial offering of the Securities (A) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (B) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (or including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law and (ii) if at any time prior to the Closing Date (A) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (B) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading.

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(f)         Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)         Clear Market. For a period of 90 days after the date of the offering of the Securities, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise, without the prior written consent of the Representative, other than the Securities to be sold hereunder, the grant of incentive shares by the Company to its employees, directors and/or consultants pursuant to the Company’s existing share incentive plans, any shares of Ordinary Shares or ADSs issued upon the exercise of options granted under existing employee share incentive plans or any Ordinary Shares issued, and ADSs delivered representing such Ordinary Shares, upon any conversion of the Securities or the entry into, or the issuance by the Company of any shares of Ordinary Shares or ADSs upon settlement or termination of the warrant transactions evidenced by the Warrant Confirmation and, if applicable, the Additional Warrant Confirmation.

(h)        Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Time of Sale Information and the Offering Memorandum under the heading “Use of Proceeds.”

(i)          No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities and will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(j)         Underlying Securities. The Company will keep available, free of pre-emptive rights, Ordinary Shares for the purpose of enabling the Company (i) to satisfy its obligation to issue the maximum number of Underlying Securities that may be due upon conversion of the Securities including the maximum number of additional Underlying Securities that may be due in connection with a make-whole fundamental change and (ii) to satisfy its obligation to deliver the maximum number of ADSs that may be deliverable upon exercise, termination or settlement of the warrant transactions evidenced by the Warrant Confirmation and, if applicable, the Additional Warrant Confirmation. The Company will use commercially reasonable efforts to cause the Underlying Securities and the ADSs issuable upon exercise, termination or settlement of the warrant transactions evidenced by the Warrant Confirmation and, if applicable, the Additional Warrant Confirmation to be listed on the Nasdaq Global Select Market (the “Exchange”).

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(k)        Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities, prospective purchasers of the Securities designated by such holders and securities analysts, in each case upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(l)          DTC. The Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC.

(m)          No Resales by the Company. The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act (“Rule 144”)) to, resell any of the Securities or the Underlying Securities which constitute “restricted securities” under Rule 144 that were initially sold pursuant to Rule 144A and have been reacquired by any of them other than pursuant to an effective registration statement or valid exemption under the Securities Act which results in the Securities or the Underlying Securities registered thereon being freely tradeable upon sale pursuant to such registration statement or exemption.

(n)        No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(o)        No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D without the prior written consent of the Representative or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(p)        Taxes. The Company will indemnify and hold harmless the Initial Purchasers against any documentary, stamp or similar issuance tax, including any interest and penalties, on the creation, issuance and sale of the Securities and on the execution and delivery of this Agreement and other Transaction Documents. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

5.             Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (a) the Preliminary Offering Memorandum and the Offering Memorandum, (b) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary

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Offering Memorandum or the Offering Memorandum, (c) any written communication listed on Annex B or prepared pursuant to Section 4(c) above (including any electronic road show), (d) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (e) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum.

6.             Conditions of Initial Purchasers’ Obligations. The obligation of the Initial Purchasers to purchase the Underwritten Securities on the Closing Date or the Option Securities on the Additional Closing Date, as the case may be as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)        Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(b)        No Material Adverse Change. No event or condition of a type described in Section 3(g) (No Material Adverse Change representation) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(c)         Officer’s Certificate. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and the chief executive officer (i) confirming that such officers have carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the best knowledge of such officers, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (iii) to the effect set forth in paragraph (b) above.

(d)        Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, PWC shall have furnished to the Initial Purchasers, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Time of Sale Information and the Offering Memorandum; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(e)         Opinions and 10b-5 Statement of U.S. Counsel for the Company. Skadden, Arps, Slate, Meagher & Flom LLP, special U.S. counsel for the Company, shall have furnished to the Initial Purchasers, at the request of the Company, their written opinions and 10b-5 statement,

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dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-1 hereto.

(f)         Opinions of Cayman Islands Counsel for the Company. Maples and Calder, Cayman Islands counsel for the Company, shall have furnished to the Initial Purchasers, at the request of the Company, their written opinions, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-2 hereto.

(g)         Opinion of PRC Counsel for the Company. Commerce & Finance Law Offices, PRC counsel for the Company, shall have furnished to the Initial Purchasers, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Company, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-3 hereto.

(h)        Opinion of Hong Kong Counsel for the Company. Li & Partners, Hong Kong counsel for the Company, shall have furnished to the Initial Purchasers, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-4 hereto.

(i)          Opinion of Taiwan Counsel for the Company. Tsar & Tsai Law Firm, Taiwan counsel for the Company, shall have furnished to the Initial Purchasers, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-5 hereto.

(j)         Opinion of British Virgin Islands Counsel for the Company. Maples and Calder, British Virgin Islands counsel for the Company, shall have furnished to the Initial Purchasers, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-6 hereto.

(k)        Opinion of Counsel for the Depositary. Emmet, Marvin & Martin LLP, counsel for the Depositary, shall have furnished to the Initial Purchasers, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-7 hereto.

(l)          Opinion and 10b-5 Statement of Counsel for the Initial Purchasers. The Initial Purchasers shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Initial Purchasers, with respect to such matters as the Initial Purchaser may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(m)          Opinion of PRC Counsel for the Initial Purchasers. The Initial Purchasers shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Jingtian & Gongcheng, PRC counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such

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documents and information as they may reasonably request to enable them to pass upon such matters.

(n)        No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Agency that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities.

(o)        DTC. The Securities shall be eligible for clearance and settlement through DTC.

(p)        Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and James Jianzhang Liang, Min Fan, Jane Jie Sun, Jenny Wenjie Wu, Neil Nanpeng Shen, Qi Ji, and JP Gan, relating to sales and certain other dispositions of Ordinary Shares or ADSs or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(q)        CFO Certificate. The Initial Purchasers shall have received on and as of the date of this Agreement, the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer of the Company substantially in the form of Exhibit B hereto.

(r)         Transaction Documents. On or prior to the Closing Date, the Company shall have duly executed and delivered the Transaction Documents dated as of the Closing Date.

(s)         Authorization. The company shall have duly executed and delivered the Transaction Documents and duly authorized the Time of Sale Information and the Offering Memorandum.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7.             Indemnification and Contribution.

(a)        Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, and its respective directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, the breach of or failure to perform any of its representations, warranties or undertakings under this Agreement, or any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication, any Permitted General Solicitation, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made,

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not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by each Initial Purchaser consists of the information described as such in subsection (b) below.

(b)        Indemnification of the Company. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication, any road show or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed upon that the only such information furnished by each Initial Purchaser consists of the following information in the Offering Memorandum furnished on behalf of each Initial Purchaser: the name of the Initial Purchaser set forth in the first paragraph, the first paragraph under the title “Price stabilization and short positions; repurchase of ADSs,” the third and fourth paragraphs under the title “Convertible note hedge and warrant transactions,” in each case under the caption “Plan of Distribution.”

(c)         Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition

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to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for each Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by such Initial Purchaser and any such separate firm for the Company, its directors, its officers and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)        Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by each Initial Purchaser in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by an Initial Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)         Limitation on Liability. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified

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Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall any Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)         Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.             Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.             Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Securities, prior to the Additional Closing Date (a) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or the Nasdaq Global Market; (b) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (c) a general moratorium on commercial banking activities shall have been declared by U.S. federal or New York State authorities or the relevant authorities in the Cayman Islands, Hong Kong, the British Virgin Islands or the PRC; or (d) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Initial Purchaser, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

10.          Defaulting Initial Purchaser. (a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Initial Purchaser may in its discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchaser does not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchaser to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchaser or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

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(b)        If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser by the non-defaulting Initial Purchaser and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be does not exceed one-eleventh of the aggregate number of Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the number of Securities that such Initial Purchaser agreed to purchase hereunder on such date plus such Initial Purchaser’s pro rata share (based on the number of Securities that such Initial Purchaser agreed to purchase on such date) of the Securities of such defaulting Initial Purchaser for which such arrangements have not been made.

(c)         If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser by the non-defaulting Initial Purchaser and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchaser. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)        Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any non-defaulting Initial Purchaser for damages caused by its default.

11.             Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication, any Permitted General Solicitation and the Offering Memorandum (including any amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchaser may designate and the preparation, printing and distribution of a Blue Sky Memorandum; (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all expenses and fees related to the listing of the Underlying Securities on the Exchange.

(b)        If (i) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers, (ii) the Initial Purchasers decline to purchase the Securities because any of the conditions set forth in Section 6 have not been satisfied, or (iii) if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of its counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

29

12.             Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from the Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

13.             Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Initial Purchasers.

14.             Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City, Cayman Islands, Hong Kong or PRC; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15.             Miscellaneous. (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk. Notices to the Company shall be given to it at 99 Fu Quan Road, Shanghai 200335, People’s Republic of China (fax: +(8621) 5251-0000); Attention: Chief Financial Officer.

(b)        Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c)         Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d)        Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e)         Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(f)         Submission to Jurisdiction; Appointment of Agent for Service. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any Initial Purchaser or by any person who controls such Initial Purchaser arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed Law Debenture Corporate Services Inc., 400 Madison Avenue, 4th

30

Floor, New York, New York 10017, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by the Initial Purchaser or by any person who controls any of the Initial Purchaser, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

(g)         Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(h)        Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify the Initial Purchaser against any loss incurred by such Initial Purchaser as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which such Initial Purchaser is able to purchase United States dollars with the amount of the judgment currency actually received by such Initial Purchaser. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

[Signature page follows.]

31

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

CTRIP.COM INTERNATIONAL, LTD.

By	/s/ Xiaofan Wang
	Name:	Xiaofan Wang
	Title:	Chief Financial Officer

[Signature Page to Purchase Agreement]

Accepted as of the date above first written.
J.P. MORGAN SECURITIES LLC

By	/s/ Santosh Sreenivasan
	Name:	Santosh Sreenivasan
	Title:	Managing Director

[Purchase Agreement Signature Page]

Schedule 1

Initial Purchaser	2020 Notes Principal Amount	2025 Notes Principal Amount
J.P. Morgan Securities LLC	$700,000,000	$400,000,000
Morgan Stanley & Co. International plc	$0	$0

Total	$700,000,000	$400,000,000

Schedule 1-1

Schedule 2

Subsidiaries

C-Travel International Limited, a Cayman Islands company

Ctrip.com (Hong Kong) Limited, a Hong Kong company

Ctrip Computer Technology (Shanghai) Co., Ltd., a PRC company

Ctrip Travel Information Technology (Shanghai) Co., Ltd., a PRC company

Ctrip Travel Network Technology (Shanghai) Co., Ltd., a PRC company

Ctrip Information Technology (Nantong) Co., Ltd., a PRC company

China Software Hotel Information System Co., Ltd., a PRC company

ezTravel Co., Ltd., a Taiwan company

HKWOT (BVI) Limited, a BVI company

Affiliated Entities

Beijing Ctrip International Travel Agency Co., Ltd., a PRC company

Shanghai Ctrip Commerce Co., Ltd., a PRC company

Guangzhou Ctrip Travel Agency Co., Ltd., a PRC company

Shanghai Huacheng Southwest International Travel Agency Co., Ltd. (formerly Shanghai Huacheng

Southwest Travel Agency Co., Ltd.), a PRC company

Shanghai Ctrip International Travel Agency Co., Ltd. (formerly Shanghai Ctrip Charming International

Travel Agency Co., Ltd.), a PRC company

Shenzhen Ctrip Travel Agency Co., Ltd., a PRC company

Chengdu Ctrip Travel Service Co Ltd., a PRC company

Chengdu Ctrip International Travel Service Co., Ltd., a PRC company

Ctrip Insurance Agency Co., Ltd., a PRC company

Schedule 2-1

Annex A-1-A

Form of Opinion of U.S. Counsel for the Company

1.                              Each of the Purchase Agreement, the Deposit Agreement, the Restricted Issuance Agreement and the Indentures has been duly executed and delivered by the Company, to the extent such execution and delivery are governed by the laws of the State of New York, and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

2.                              The Securities Certificates have been duly executed by the Company, to the extent such execution is governed by the laws of the State of New York, and when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Purchase Agreement and the Indentures, the Securities Certificates will constitute valid and binding obligations of the Company, entitled to the benefits of the Indentures and enforceable against the Company in accordance with their terms under the laws of the State of New York.

3.                              Upon the issuance by the Depositary of the Conversion Securities in uncertificated form against the deposit of the underlying Shares by the Company in respect thereof in accordance with the provisions of the Deposit Agreement and the Restricted Issuance Agreement, such Conversion Securities will be duly and validly issued and the persons in whose names such Conversion Securities are registered will be entitled to the rights of holders specified in the Deposit Agreement and the Restricted Issuance Agreement.

4.                              Neither the execution and delivery by the Company of the Transaction Agreements nor the consummation by the Company of the issuance and sale of the Securities, the deposit of the underlying Shares with the Depositary against the issuance of the ADSs and the issuance of the Shares upon conversion of the Securities contemplated therein: (i) constitutes a violation of, or a default under, any Scheduled Contract to which the Company is a party, or (ii) violates any law, rule or regulation of the State of New York or the United States of America.

5.                              Neither the execution and delivery by the Company of the Transaction Agreements nor the consummation by the Company of the issuance and sale of the Securities, the deposit of the underlying Shares with the Depositary against the issuance of the ADSs and the issuance of the Shares upon conversion of the Securities contemplated therein, requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of the State of New York or the United States of America except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.

6.                              The submission by the Company to the personal jurisdiction of the New York Courts as set forth in Section 15(f) of the Purchase Agreement, Section 7.8 of the Deposit Agreement, Section [17.04] of the 2020 Notes Indenture and Section [17.04] of the 2025 Notes Indenture is valid, binding and enforceable against the Company. The waiver by the Company of any objection to the venue of a proceeding in any New York Court as set forth in Section 15(f) of the Purchase Agreement, Section [17.04] of the 2020 Notes Indenture and Section [17.04] of the 2025 Notes Indenture is valid and binding and enforceable against the Company. The appointment by the Company of the Agent for Service of Process as its authorized agent pursuant to Section 15(f) of the Purchase Agreement, Section 7.8 of the Deposit Agreement, Section [17.05] of the 2020 Notes Indenture and Section [17.05] of the 2025 Notes Indenture is valid, binding and enforceable against the Company under the laws of the State of New York. Service of process effected on the Agent for Service of Process,

Annex A-1-A-1

as agent for the Company, will be effective service on the Company in connection with any action under the Purchase Agreement, the Deposit Agreement, the 2020 Notes Indenture or the 2025 Notes Indenture to which the Company has consented to jurisdiction in a New York Court.

7.                              The statements in the Disclosure Package and the Offering Memorandum under the caption “ Description of American depositary shares,” insofar as such statements purport to summarize certain provisions of the Deposit Agreement referred to therein, fairly summarize such provisions in all material respects.

8.                              The statements in the Disclosure Package and the Offering Memorandum under the caption “ Description of the notes,” insofar as such statements purport to summarize certain provisions of the Indentures and the Securities Certificates referred to therein, fairly summarize such provisions in all material respects.

9.                              The Company is not and, solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof and the convertible note hedge and warrant transactions, each as described in the Disclosure Package and the Offering Memorandum, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

10.                       Assuming (i) the accuracy of the representations and warranties of the Company set forth in Section 3 (other than Section 3(fff)) of the Purchase Agreement and of you in Section 2 of the Purchase Agreement, (ii) the due performance by the Company of the covenants and agreements set forth in Section 4 of the Purchase Agreement and the due performance by you of the covenants and agreements in Sections 2 and 5 of the Purchase Agreement, (iii) your compliance with the offering and transfer procedures and restrictions described in the Offering Memorandum, (iv) the accuracy of the representations and warranties made in accordance with the Purchase Agreement and the Offering Memorandum by purchasers to whom you initially resell the Securities and (v) that purchasers to whom you initially resell the Securities receive a copy of the Offering Memorandum prior to confirmation of such sale, the offer, sale and delivery of the Securities to you in the manner contemplated by the Purchase Agreement and the Offering Memorandum and the initial resale of the Securities by you in the manner contemplated in the Offering Memorandum and the Purchase Agreement do not require registration under the Securities Act or qualification of the Indentures under the Trust Indenture Act of 1939, and upon conversion of restricted Securities, the Conversion Securities may be delivered to the holder without registration of the Conversion Securities or the Shares represented thereby under the Securities Act, and upon conversion of the Securities, the Shares issuable upon such conversion may be deposited with the Depositary against the issuance of the Conversion Securities, provided that no commission or other remuneration is paid or given directly or indirectly for soliciting such conversion, and provided further that the Conversion Securities deliverable upon such conversion are not exchanged in a case under Title 11 of the United States Code. We do not express any opinion concerning any subsequent reoffer or resale of any Securities or Conversion Securities or the Shares represented thereby.

Annex A-1-A-2

Annex A-1-B

Form of Negative Assurance Letter of U.S. Counsel to the Company

We have acted as special United States counsel to Ctrip.com International, Ltd., a company incorporated under the laws of the Cayman Islands (the “Company” or “Our Client”), in connection with the Purchase Agreement dated June [ ], 2015 (the “Purchase Agreement”), between you and the Company relating to the sale by the Company to you of $[ ] aggregate principal amount of the Company’s [ ]% Convertible Senior Notes due 2020 and $[ ] aggregate principal amount of the Company’s [ ]% Notes due 2025 (together, the “Securities”), to be issued under the Indenture for the 2020 Notes, dated as of June [ ], 2015 (the “2020 Notes Indenture”), and the Indenture for the 2025 Notes, dated as of June [ ], 2015 (the “2025 Notes Indenture” and, together with the 2020 Notes Indenture, the “Indentures”), each between the Company and The Bank of New York Mellon, as Trustee. The Securities will be convertible into American Depositary Shares of the Company, each representing one-fourth of an ordinary share of the Company, par value of US$0.01 per share, in accordance with, and subject to, their terms and the terms of the Indentures.

This letter is being furnished to you pursuant to Section 6(e) of the Purchase Agreement. Neither the delivery of this letter nor anything in connection with the preparation, execution or delivery of the Purchase Agreement or the transactions contemplated thereby is intended to create or shall create an attorney-client relationship with you or any other party except Our Client.

In the above capacity, we have reviewed (i) the preliminary offering memorandum, dated June [ ], 2015 (together with the Incorporated Document (as defined below), the “Preliminary Offering Memorandum”), relating to the offering of the Securities and (ii) the final offering memorandum, dated June [ ], 2015, relating to the Securities (together with the Incorporated Document, the “Offering Memorandum”). We also have reviewed the document identified on Schedule A hereto filed by the Company pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference into the Preliminary Offering Memorandum and the Offering Memorandum (the “Incorporated Document”), the written communication identified on Schedule B hereto relating to the Securities and such other documents as we deemed appropriate.

In addition, we have participated in conferences with officers and other representatives of the Company, Cayman Islands, British Virgin Islands, Hong Kong, Taiwan and People’s Republic of China (“PRC”) counsel for the Company, representatives of the independent registered public accountants of the Company and you and your U.S. and PRC counsel at which the contents of the Offering Memorandum and the Disclosure Package (as defined below) and related matters were discussed. We have assumed the accuracy of the translations or summaries furnished to us of any documents written in any language other than English. In addition, certain of the records and documents we reviewed were governed by the laws of the Cayman Islands, British Virgin Islands, Hong Kong, Taiwan, the PRC or other jurisdictions other than the State of New York, and, accordingly, we necessarily relied upon the officers, employees and other representatives and agents of the Company and its Cayman Islands, Hong Kong and PRC counsel and other persons in evaluating such records and documents. We do not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Offering Memorandum or the Disclosure Package and have made no independent check or verification thereof (except to the limited extent referred to (i) in our opinion letter to you dated the date hereof regarding tax matters disclosed under the caption “Taxation—United States Federal Income Taxation” in the Offering Memorandum and (ii) in paragraphs [7] and [8] of our opinion letter to you dated the date hereof).

Annex A-1-B-1

On the basis of the foregoing, no facts have come to our attention that have caused us to believe that (i) the Disclosure Package, at the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the Offering Memorandum, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ attestation report thereon; in addition, we do not express any view as to the legal effect of incorporation by reference in the Offering Memorandum to documents that are not delivered with the Offering Memorandum and, accordingly, we do not express any view with respect to the Offering Memorandum considered independently of the Incorporated Document.

As used herein, (i) “Applicable Time” means the time set forth on Schedule C, which you advised us is the time of the first contract of sale of the Securities, and (ii) “Disclosure Package” means the Preliminary Offering Memorandum as amended and supplemented by the document identified on Schedule B hereto.

This letter is furnished only to you and is solely for your benefit in connection with the closing occurring today and the offering of the Securities, in each case pursuant to the Purchase Agreement. Without our prior written consent, this letter may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires any Securities or any American Depositary Shares (including the ordinary shares represented by such American Depositary Shares) issuable upon conversion thereof or that seeks to assert your rights in respect of this letter (other than your successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).

Annex A-1-B-2

Annex A-1-C

Form of Tax Opinion of U.S. Counsel to the Company

Annex A-1-C-1

Annex A-1-D

Form of Call Spread Opinion of U.S. Counsel to the Company

Annex A-1-D-1

Annex A-2-A

Form of Opinion of Cayman Islands Counsel for the Company

with respect to the Securities

1.1                               The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

1.2                               The Company has all the requisite power and authority under the Memorandum and Articles to enter into, execute and perform its obligations under the Transaction Documents and the Notes including the issue and offer of the Notes pursuant to the Transaction Documents.

1.3                               The execution and delivery of the Transaction Documents do not, and the issue and offer of the Notes by the Company and the performance by the Company of its obligations thereunder will not, conflict with or result in a breach of any of the terms or provisions of the Memorandum and Articles or any law, public rule or regulation applicable to the Company currently in force in the Cayman Islands.

1.4                               The execution, delivery and performance of the Transaction Documents have been authorised by and on behalf of the Company and, upon the execution and unconditional delivery of the Transaction Documents by [a director or other Authorized Person (as defined in the Resolutions)] for and on behalf of the Company, the Transaction Documents will have been duly executed and delivered on behalf of the Company and will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms.

1.5                               The Company has the authorized and issued share capital as set forth in the Section headed “Capitalization” in the Time of Sale Information and the Offering Memorandum, and all of the issued shares of the Company have been duly authorised and are validly issued, fully paid and non-assessable, are not subject to any pre-emptive or similar rights under Cayman Islands law or the Memorandum and Articles and conform to the description thereof contained in the Time of Sale Information and the Offering Memorandum.

1.6                               The Notes have been duly authorised by the Company and when the Notes are signed in facsimile or manually by a director on behalf of the Company and, if appropriate, authenticated in the manner set forth in the Indenture and delivered against due payment therefor will be duly executed, issued and delivered and will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.

1.7                               The issue and allotment of Shares and ADSs upon (i) conversion of the Notes, (ii) exercise of the warrant transactions evidenced by the Warrant Confirmation and, if applicable, the Additional Warrant Confirmation, and (iii) exercise of the Rights under the Rights Agreement, have been duly authorised and will not violate, conflict with or result in a breach of any of the terms or provisions of the Memorandum and Articles or any law, public rule or regulation applicable to the Company in the Cayman Islands currently in force in the Cayman Islands. When Shares are issued upon (i) conversion of the Notes in accordance with the terms of the Notes and the Indenture, (ii) exercise of the warrant transactions evidenced by the Warrant Confirmation and, if applicable, the Additional Warrant Confirmation, and (iii) exercise of the Rights under the Rights

Annex A-2-A-1

Agreement, and in each case entered as fully paid on the register of members (shareholders) of the Company, such Shares will be legally issued and allotted, fully paid and non-assessable, and will not be subject to any pre-emptive or similar rights under Cayman Islands law or the Memorandum and Articles.

1.8                               So far as the law of the Cayman Islands is concerned, the Transaction Documents are in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company, subject in so far as such enforcement may be limited as more particularly set forth in paragraph 4.1 below.

1.9                               The statements in the Time of Sale Information and the Offering Memorandum under the headings “Enforceability of Civil Liabilities”, “Risk Factors”, “Description of the Notes,” “Description of convertible note hedge and warrant transactions”, “Description of Share Capital”, “Taxation”, “Plan of Distribution” and “Transfer Restrictions” are accurate in so far as such statements are summaries of or relate to Cayman Islands law.

1.10                        The summaries of the Memorandum and Articles and of relevant Cayman Islands company law contained in the Time of Sale Information and the Offering Memorandum are true, accurate and complete in the context in which they appear.

1.11                        No authorisations, consents, approvals, licences, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with:

(a)                                 the issue of the Time of Sale Information and the Offering Memorandum;

(b)                                 the execution, creation or delivery of the Transaction Documents by and on behalf of the Company;

(c)                                  subject to the payment of the appropriate stamp duty, enforcement of the Transaction Documents against the Company;

(d)                                 the offering, execution, authentication, allotment, issue or delivery of the Notes;

(e)                                  the performance by the Company of its obligations under the Notes and the Transaction Documents;

(f)                                   the issue and delivery of ADSs upon conversion of the Notes;

(g)                                  the issue and allotment of Shares represented by the ADSs upon conversion of the Notes and the deposit of such Shares with the Depositary against the issue by the Depositary of such ADSs; or

(h)                                 the payment of the principal and interest and any other amounts under the Notes.

Annex A-2-A-2

1.12                        No taxes, fees or charges (other than stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of:

(a)                                 the execution or delivery of the Transaction Documents or the Notes;

(b)                                 the enforcement of the Transaction Documents or the Notes;

(c)                                  payments made under, or pursuant to, the Transaction Documents;

(d)                                 the issue and sale of the Notes by the Company pursuant to the terms of the Purchase Agreement;

(e)                                  the sale and delivery by the Initial Purchaser of the Notes to purchasers thereof;

(f)                                   the issue and delivery of ADSs upon conversion of the Notes, and the issue and allotment of Shares represented by the ADSs upon conversion of the Notes and the deposit of such Shares with the Depositary against the issue by the Depositary of such ADSs; or

(g)                                  the payment of dividends and other distributions declared and payable on the Shares or the ADSs.

The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

1.13                        The courts of the Cayman Islands will observe and give effect to the choice of the Relevant Law as the governing law of the Transaction Documents and the Notes.

1.14                        The submission by the Company in the Transaction Documents to the jurisdiction of any New York State court or United States federal court (each a “New York Court”), the appointment of Law Debenture Corporate Services Inc. to accept as an agent for service of process in such jurisdiction and the waiver by the Company of any objection to the venue of a proceeding in a New York Court, pursuant to the Transaction Documents in any action or proceedings based on or arising under the Transaction Documents, is legal, valid and binding on the Company assuming that the same is true under the governing law of the Transaction Documents and under the laws, rules and procedures applying in the New York Courts.

1.15                        The obligations of the Company under the Transaction Documents and the Notes rank and will rank at least pari passu with all its other present and future unsecured obligations (other than those preferred by law).

1.16                        Based solely on our search of the Register of Writs and Other Originating Process (the “Court Register”) maintained by the Clerk of the Court of the Grand Court of the Cayman Islands from the date of incorporation of the Company to the close of business (Cayman Islands time) on [•] 2015 (the “Litigation Search”), the Court Register disclosed no writ, originating summons, originating motion, petition (including any winding-up petition), counterclaim nor third party

Annex A-2-A-3

notice (“Originating Process”) nor any amended Originating Process pending before the Grand Court of the Cayman Islands, in which the Company is identified as a defendant or respondent.

1.17                        Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the Relevant Jurisdiction, a judgment obtained in such jurisdiction will be recognised and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment:

(a)                                 is given by a foreign court of competent jurisdiction;

(b)                                 imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)                                  is final;

(d)                                 is not in respect of taxes, a fine or a penalty; and

(e)                                  was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

1.18                        It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents or the Notes that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands.

1.19                        The indemnification and contribution provisions set out in section [7] of the Purchase Agreement do not contravene the public policy or laws of the Cayman Islands.

1.20                        All dividends and other distributions declared and payable on the Shares may under the current laws and regulations of the Cayman Islands be paid to the Depositary or its designee as the registered holder of the Shares, and where they are to be paid from the Cayman Islands are freely transferable out of the Cayman Islands and there are no restrictions under Cayman Islands law which would prevent the Company from paying dividends to shareholders in U.S. Dollars or any other currency.

1.21                        There is no exchange control legislation under Cayman Islands law and accordingly there are no exchange control regulations imposed under Cayman Islands law.

1.22                        The Company can sue and be sued in its own name under the laws of the Cayman Islands.

1.23                        The Company is not entitled to any immunity under the laws of the Cayman Islands whether characterized as sovereign immunity or otherwise for any legal proceedings in the Cayman Islands to enforce or to collect upon the Transaction Documents.

Annex A-2-A-4

1.24                        The Initial Purchaser will not be treated as resident, domiciled or carrying on or transacting business or subject to taxation in the Cayman Islands or in violation of any law thereof solely by reason of the negotiation, preparation or execution of the Transaction Documents, as applicable or the entering into of or the enforcement of their rights under the Transaction Documents, as applicable.

1.25                        The Initial Purchaser will not be required to be licensed, qualified or otherwise entitled to carry on business in the Cayman Islands in order to enforce their rights under, or as a consequence of the execution, delivery and performance of the Transaction Documents.

1.26                        There are no reporting obligations in the Cayman Islands under the Companies Law (2013 Revision) on holders of the Notes or the Shares to be issued upon conversion of the Notes solely as a result of being holders of such Notes or Shares.

Annex A-2-A-5

Annex A-2-B

Form of Opinion of Cayman Islands Counsel for the Company

with respect to the Call Spread Confirmations

1.1                               The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

1.2                               The Company has all requisite power and authority under the Memorandum and Articles to enter into, execute and perform its obligations under the Transaction Documents.

1.3                               The execution and delivery of the Transaction Documents do not, and the performance by the Company of its obligations under the Transaction Documents will not, conflict with or result in a breach of any of the terms or provisions of the Memorandum and Articles or any law, public rule or regulation applicable to the Company currently in force in the Cayman Islands.

1.4                               The execution, delivery and performance of the Transaction Documents have been authorised by and on behalf of the Company and, upon the execution and unconditional delivery of the Transaction Documents by [an Authorized Person (as defined in the Resolutions)] for and on behalf of the Company, the Transaction Documents will have been duly executed and delivered on behalf of the Company and will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms.

1.5                               No authorisations, consents, approvals, licences, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with:

(a)                                 the execution, creation or delivery of the Transaction Documents by and on behalf of the Company;

(b)                                 subject to the payment of the appropriate stamp duty, enforcement of the Transaction Documents against the Company; or

(c)                                  the performance by the Company of its obligations under the Transaction Documents.

1.6                               No taxes, fees or charges (other than stamp duty as set out in paragraph 4.3 below) are payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of:

(a)                                 the execution or delivery of the Transaction Documents;

(b)                                 the enforcement of the Transaction Documents; or

(c)                                  payments made under, or pursuant to, the Transaction Documents.

Annex A-2-B-1

1.7                               The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

1.8                               The courts of the Cayman Islands will observe and give effect to the choice of the Relevant Law as the governing law of the Transaction Documents.

1.9                               Based solely on our search of the Register of Writs and Other Originating Process (the “Court Register”) maintained by the Clerk of the Court of the Grand Court of the Cayman Islands from the date of incorporation of the Company to the close of business (Cayman Islands time) on [•] 2015 (the “Litigation Search”), the Court Register disclosed no writ, originating summons, originating motion, petition (including any winding-up petition), counterclaim nor third party notice (“Originating Process”) nor any amended Originating Process pending before the Grand Court of the Cayman Islands, in which the Company is identified as a defendant or respondent.

1.10                        Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the Relevant Jurisdiction, a judgment obtained in such jurisdiction will be recognised and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment:

(a)                                 is given by a foreign court of competent jurisdiction;

(b)                                 imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)                                  is final;

(d)                                 is not in respect of taxes, a fine or a penalty; and

(e)                                  was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

1.11                        It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands.

1.12                        None of the parties to the Transaction Documents (other than the Company) is or will be treated as resident, domiciled or carrying on or transacting business in the Cayman Islands solely by reason of the negotiation, preparation or execution of the Transaction Documents, as applicable or the entering into of or the enforcement of their rights under the Transaction Documents, as applicable.

1.13                        None of the parties to the Transaction Documents (other than the Company) will be required to be licensed, qualified, or otherwise entitled to carry on business in the Cayman Islands in order to enforce their respective rights under the Transaction Documents, or as a consequence of the execution, delivery and performance of the Transaction Documents.

Annex A-2-B-2

Annex A-2-C

Form of Opinion of Cayman Islands Counsel for the Company

with respect to C-Travel International Limited

1.1                               The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

1.2                               Based solely on our review of the Register of Members, the Issuer is the sole registered holder of shares in the Company.

1.3                               All dividends and other distributions declared and payable on the shares of the Company may under the current laws and regulations of the Cayman Islands be paid to the Issuer as the registered holder of the shares, and where they are to be paid from the Cayman Islands are freely transferable out of the Cayman Islands and there are no restrictions under Cayman Islands law which would prevent the Company from paying dividends to shareholders in U.S. Dollars or any other currency.

1.4                               There is no exchange control legislation under Cayman Islands law and accordingly there are no exchange control regulations imposed under Cayman Islands law.

1.5                               The statements about the Company in the Time of Sale Information and the Offering Memorandum are accurate in so far as such statements are summaries of or relate to Cayman Islands law.

1.6                               Based solely on our search of the Register of Writs and Other Originating Process (the “Court Register”) maintained by the Clerk of the Court of the Grand Court of the Cayman Islands from the date of incorporation of the Company to the close of business (Cayman Islands time) on [•] 2015 (the “Litigation Search”), the Court Register disclosed no writ, originating summons, originating motion, petition (including any winding-up petition), counterclaim nor third party notice (“Originating Process”) nor any amended Originating Process pending before the Grand Court of the Cayman Islands, in which the Company is identified as a defendant or respondent.

Annex A-2-C-1

Annex A-3

Form of Opinion of PRC Counsel for the Company

1.              Each of the PRC Subsidiaries has been duly incorporated and is validly existing with limited liability under the PRC Laws and their respective business license is in full force and effect. The registered capital of each of the PRC Subsidiaries has been fully paid in accordance with the relevant PRC Laws and its articles of association. All of the equity interests in each of the PRC Subsidiaries (i) are legally owned by its shareholders as indicated in the Preliminary Offering Memorandum and Final Offering Memorandum, (ii) [are fully paid] in accordance with relevant PRC Laws and its articles of association, and (iii) are free and clear of all mortgages, pledges, and to the best of our knowledge after due inquiry all liens, encumbrances, security interests, equities or claims or any third-party right. All Governmental Authorizations required under PRC Laws for the ownership by the respective shareholders of their equity interest in each of the PRC Subsidiaries have been duly obtained. To the best of our knowledge after due inquiry there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, any equity interest in any PRC Subsidiaries. The articles of association of each of the PRC Subsidiaries comply with the requirements of applicable PRC Laws and are in full force and effect.

2.              Each of the VIEs has been duly incorporated and is validly existing with limited liability under the PRC Laws and their respective business license is in full force and effect. The registered capital of each of the VIEs [has been fully paid] in accordance with the relevant PRC Laws and its articles of association. All of the equity interests in each of the VIEs (i) are legally owned by its respective shareholders, (ii) are fully paid and non-assessable, and (iii) are free and clear of all mortgages, pledges, and to the best of our knowledge after due inquiry, all liens, encumbrances, security interests, equities or claims or any third-party right, except for the pledges created under the Material Contracts. All Government Authorizations required under PRC Laws for the ownership by the respective shareholders of their equity interest in each of the VIEs have been duly obtained. To the best of our knowledge after due inquiry, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, any equity interest in any VIEs, except for the option under the Material Contracts. The articles of association of each of the VIEs comply with the requirements of applicable PRC Laws and are in full force and effect.

3.              The ownership structure, business and contractual arrangements of each of the PRC Entities as set forth in the [Preliminary Offering Memorandum and the Final Offering Memorandum] are in compliance with existing PRC laws, rules and regulations. No consent, approval or license other than those already obtained is required under the existing PRC Laws for the establishment of such ownership structures.

4.              Each of the Material Contracts was duly authorized, executed and delivered by the parties thereto, constitutes legal, valid and binding obligations of such parties, and is enforceable against each such party in accordance with its terms. Except as disclosed in the Preliminary Offering Memorandum and the Final Offering Memorandum, to ensure the legality, validity, enforceability of the Material Contracts in the PRC, it is not necessary that any such document be filed or recorded with any PRC Government Agency. Each of the Material Contracts does not, and the execution and delivery thereof by the parties thereto, or the performance by each of the parties thereto of its obligations thereunder, or the consummation by each of the parties thereto of the transactions contemplated therein, will not (i) to the best of our knowledge, conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument governed by the PRC Laws to which any of the parties to the Material Contracts is a party or by which or to which any of such parties or their respective properties or assets is bound or subject; (ii) result in any violation of the provisions of such party’s articles of association or business license or any Governmental Authorization;

Annex A-3-1

or (iii) result in any violation of any PRC Laws.

5.              [Except as disclosed in the Preliminary Offering Memorandum and the Final Offering Memorandum], all consents, approvals, authorizations, orders, registrations and qualifications required under the PRC Laws in connection with the transactions as contemplated by the Material Contracts have been made or unconditionally obtained in writing, and no such consent, approval, authorization, order, registration or qualification has been withdrawn or is subject to any condition precedent which has not been fulfilled or performed.

6.              Each of the PRC Entities has full corporate right, power and authority and has all Governmental Authorizations of and from, and has made all necessary declarations and filings with, all Governmental Agencies to own, lease, license and use its material properties, vehicles and other assets and conduct its business in the manner presently conducted and as described in the Preliminary Offering Memorandum and the Final Offering Memorandum and such Governmental Authorizations contain no materially burdensome restrictions or conditions not described in the Preliminary Offering Memorandum and the Final Offering Memorandum. To the best of our knowledge after due inquiry, none of the PRC Entities has received any notification of proceedings relating to the modification, suspension or revocation of any such Governmental Authorizations, and nothing has come to our attention that makes us reasonably believe that any regulatory body is considering modifying, suspending or revoking, or not renewing, any such Governmental Authorizations. To the best of our knowledge after due inquiry, each of the PRC Entities conducts its business in accordance with, and is not in violation of, its articles of association, business license, Governmental Authorizations or any PRC Laws to which it is subject or by which it is bound. Nothing has come to our attention that makes us reasonably believe that any of the PRC Entities is in breach or violation of, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument and governed by PRC Laws to which it is a party or by which it or any of its properties may be bound.

7.              The business engaged by the PRC Entities as described in the Preliminary Offering Memorandum and Final Offering Memorandum has received all required Government Authorizations and is in compliance with PRC Laws and their respective articles and associations in all material respects.

8.              Each of the PRC Entities has valid title to its real properties as listed in Schedule V, to the best of our knowledge after due inquiry, free and clear of any liens, charges, encumbrances, equities, claims, defects, options or restrictions.

9.              Each lease agreement as listed in Schedule IV to which any PRC Entity is a party is duly executed and constitutes a legal, valid and binding obligation of such PRC Entity, and the leasehold interests of each PRC Entity are free from liens, charges, encumbrances, equities, claims defects, options or restrictions and are fully protected by the terms of the lease agreements, which are valid, binding and enforceable in accordance with their respective terms under the PRC Laws, except for certain lease agreements have not been registered with local competent authorities, which will not have a Material Adverse Effect.

10.       Each of the PRC Entities owns or possesses valid licenses in full force and effect or otherwise has the legal right to use, or can acquire on reasonable terms, the Intellectual Property Rights as listed in Schedule VI.

11.       To the best of our knowledge after due inquiry, none of the PRC Entities is infringing, misappropriating or violating any Intellectual Property Rights of any third party in the PRC, and no Intellectual Property Right is subject to any outstanding decree, order, injunction, judgment or ruling restricting the use of such Intellectual Property Right in the PRC that would impair the validity or enforceability of such Intellectual Property Right, nor has any of the PRC Entities received any notice of any claim of infringement or

Annex A-3-2

conflict with any such rights of any third parties, which would be reasonably expected to have a Material Adverse Effect .

12.       Subject to satisfaction of applicable government registration and approval requirements for the proceeds proposed to fund the PRC Entities, the application of the net proceeds to be received by the Company from the offering as contemplated by the Preliminary Offering Memorandum and the Final Offering Memorandum will not (i) contravene any provision of applicable PRC laws, rules or regulations, or the articles of association or other constitutive or organizational documents or business license of any of the PRC Entities; or (ii) to the best of our knowledge after due inquiry, contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument governed by PRC Laws to which any of the PRC Entities is a party or by which it or any of its properties is bound, or any judgment, order or decree of any of the Governmental Agencies.

13.       All dividends and other distributions declared and payable upon the equity interests in each of the PRC Subsidiaries in accordance with its articles of associations and the PRC Laws may be converted into foreign currency and freely transferred out of the PRC without the necessity of obtaining any Governmental Authorizations in the PRC except such as have been obtained, subject to compliance with the laws, regulations and rules generally applicable to all foreign invested-enterprises in the PRC; and except as disclosed in the Preliminary Offering Memorandum and the Final Offering Memorandum, all such dividends and other distributions are not and will not be subject to any other taxes or deductions under the applicable PRC Laws.

14.       To the best of our knowledge after due inquiry, there are no legal, arbitration or governmental proceedings in progress or pending or threatened in the PRC to which any of the Group Companies is a party or of which any property of any Group Company is the subject which, if determined adversely to such Group Company, would have a Material Adverse Effect. Nothing has come to our attention that makes us reasonably believe that any such proceedings are contemplated by any PRC Government Agencies or any other third party.

15.       To the best of our knowledge after due inquiry, no labor dispute, work stoppage, slow down or other conflict with the employees of any of the PRC Entities exists, or is imminent or threatened subject which, if determined adversely to such Group Company, would have a Material Adverse Effect.

16.       To the best of our knowledge after due inquiry, there are no pending or threatened administrative or regulatory investigations or proceedings relating to any PRC tax laws against any Group Companies.

17.       The statements in the Preliminary Offering Memorandum and the Final Offering Memorandum under “ Offering Circular Summary”, “Risk Factors”, “Taxation” and “Enforceability of Civil Liabilities, “ and the statements in the Annual Report under “Operating and Financial Review and Prospects,” “ Information on the Company “, “ Directors, Senior Management and Employees “ and “ Major Shareholders and Related Party Transactions” to the extent that they constitute matters of PRC Laws or summaries of legal matters of the PRC or legal conclusions in respect of the PRC Laws, or summarize the terms and provisions of the agreements governed by PRC Laws, are correct and accurate in all material respects, and nothing has been omitted from such statements which would make the same misleading in any material respect.

18.       The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rule”), which became effective on September 8, 2006 and was issued by six PRC regulatory agencies, including the Ministry of Commerce (the “ MOFCOM “ ), the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry

Annex A-3-3

and Commerce, the China Securities Regulatory Commission (the “ CSRC “ ) and the State Administration of Foreign Exchange ( “SAFE” ), and any amendment, official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules did not and do not apply to the issuance and sale of the Securities or the consummation of the transactions contemplated by the Purchase Agreement, the Indenture or any of the Transaction Documents.

19.       Each PRC Subsidiary has taken all necessary steps to comply with, and to ensure compliance by all of the Company ‘ s direct or indirect shareholders who are PRC residents and subject to the registration requirement under Notice 75 (as defined below) known to the Company with the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or Notice 75, issued by the SAFE.

20.       No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Initial Purchaser (except for those who are PRC residents) to the government of the PRC or to any political subdivision or taxing authority thereof or therein in connection with (i) the issuance, sale and delivery by the Company of the Securities to or for the respective accounts of the Initial Purchaser, (ii) the sale and delivery outside of the PRC of the Securities by the Initial Purchaser, (iii) the conversion of the Securities into Ordinary Shares to be represented by ADSs, ( iv) the deposit by the Company of Ordinary Shares with the Depositary against issuance of the corresponding ADSs or (v) the execution and delivery of any Transaction Documents or the performance by any of the parties thereto of their respective obligations thereof.

21.       The issuance and deposit of the Conversion Shares and the issuance and delivery of Conversion ADSs representing such Conversion Shares as provided in the Transaction Documents will not violate any PRC Laws or require any Governmental Authorizations that has not been given or made or that is not in full force and effect.

22.       The issuance and deposit of the Conversion Shares and the issuance and delivery of Conversion ADSs representing such Conversion Shares as provided in the Transaction Documents does not give rise to any tax liability that is or may become payable by the Depositary or its Custodian.

23.       Each of the PRC Subsidiaries which is a foreign-invested company has duly completed all material Governmental Authorizations required under the applicable PRC laws concerning foreign exchange.

24.       The irrevocable submission of the Company to the jurisdiction of any New York court, the waiver by the Company of any objection to the venue of a proceeding in a New York court, the waiver and agreement not to plead an inconvenient forum, the waiver of sovereign immunity and the agreement of the Company that the Transaction Documents shall be construed in accordance with and governed by the laws of the State of New York do not contravene PRC laws and will be respected by PRC courts. Service of process effected in the manner set forth in the Transaction Documents will be effective, insofar as PRC Laws are concerned, to confer valid personal jurisdiction over the Company. Any judgment obtained in a New York court arising out of or in relation to the obligations of the Company under the Transaction Documents will be recognized in PRC courts subject to conditions described under the caption “Enforceability of Civil Liabilities” in the Preliminary Offering Memorandum and the Final Offering Memorandum.

25.       The indemnification and contribution provisions set forth in Section 7 of the Purchase Agreement and Section [•] of the Deposit Agreement do not contravene any PRC Laws. To ensure the legality, validity, enforceability or admissibility in evidence of the Purchase Agreement and the Deposit Agreement in the PRC, it is not necessary that any such document be filed or recorded with any Governmental Agencies or that any stamp or similar tax be paid on or in respect of any such document.

Annex A-3-4

26.       As a matter of PRC Laws, none of the PRC Entities or their properties, assets or revenues has any right of immunity in the PRC, on any grounds, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection with the Transaction Documents.

27.       The issue and sale of the Securities and the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Purchase Agreement and the conversion of the Securities into Ordinary Shares to be represented by ADSs and the deposit with the Depositary of any Ordinary Shares against the issuance of the corresponding ADSs, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument governed by the PRC Laws to which any of the PRC Entities is a party or by which any of the PRC Entities is bound or to which any of the property or assets of any of the PRC Entities is subject, nor will such action result in any violation of the provisions of the articles of association, business license or any other constituent documents of any of the PRC Entities or any PRC Laws. No Governmental Authorization of or with any Governmental Agencies in the PRC is required for the issue and sale of the Securities under the Purchase Agreement, the conversion of the Securities into Ordinary Shares to be represented by ADSs, the deposit with the Depositary of any Ordinary Shares against the issuance of the corresponding ADSs and the execution and delivery of, and the consummation of the transactions contemplated by the Transaction Documents.

28.       As a matter of PRC Laws, no holder of any of the Securities and any of the ADSs of the Company will be subject to liability in respect of any liability of any of the PRC Entities, and no holder of any of the Securities and any of the ADSs of the Company who is not a PRC resident will be subject to a requirement to be licensed or otherwise qualified to do business or be deemed domiciled or resident in the PRC, by virtue only of the holding of such Securities and/or ADS. There are no limitations under PRC Laws on the rights of holders of the Securities and/or ADS who are not PRC residents to hold, vote or transfer their Securities or ADS nor any statutory pre-emptive rights or transfer restrictions applicable to the Securities, ADS or Ordinary Shares.

29.       There are no PRC fees or taxes that are or will become applicable to any of the PRC Entities as a consequence of completion of the offering that have not been described in the Preliminary Offering Memorandum and the Final Offering Memorandum.

30.       It is not necessary in order to enable the Initial Purchaser to exercise or enforce their rights under the Purchase Agreement in the PRC or by reason of the entry into and/or the performance of the Purchase Agreement for the Initial Purchaser to be licensed, qualified, authorized or entitled to do business in the PRC. The entry into, and performance or enforcement of each of the Transaction Documents in accordance with its respective terms will not subject any Initial Purchaser to any requirement to be licensed or otherwise qualified to do business in the PRC, nor will any Initial Purchaser be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any PRC Laws by reason of entry into, performance or enforcement of the Transaction Documents.

31.       There are no reporting obligations under PRC Laws on holders of the Securities who are not PRC residents by virtue of holding of the Securities.

32.       The description of PRC tax laws and regulations in general and as applicable to the PRC Entities in the Preliminary Offering Memorandum and the Final Offering Memorandum are true and accurate in all material respects. The preferential tax treatments received by any of the PRC Entities, are correctly and

Annex A-3-5

accurately described in the Preliminary Offering Memorandum and the Final Offering Memorandum.

33.       To the best of our knowledge after due inquiry, except for the guarantees provided for the interest of PRC Entities in the ordinary course of business and disclosed in the Preliminary Offering Memorandum and the Final Offering Memorandum, there are no outstanding guarantees or contingent payment obligations by any of the PRC Entities in respect of indebtedness of third parties.

34.       To the best of our knowledge after due inquiry, none of the PRC Entities has taken any action nor have any steps been taken or legal or administrative proceedings been commenced or threatened for the winding up, dissolution, bankruptcy or liquidation, or for the appointment of a liquidation committee or similar officers in respect of the assets of any of the PRC Entities, or for the suspension, withdrawal, revocation or cancellation of any of their respective business license.

35.       Nothing has come to our attention that would cause us to believe that the Preliminary Offering Memorandum, as of the Time of Sale or the date hereof, the Time of Sale Information, as of the Time of Sale or as of the date hereof, or the Final Offering Memorandum, as of its date or as of the date hereof, in each case except for the financial statements and financial schedules and other financial data included therein, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Annex A-3-6

Annex A-4

Form of Opinion of Hong Kong Counsel for the Company

with respect to the Hong Kong Subsidiary

1.                                      Due Incorporation

The Company was duly incorporated on 11 June 1999 as a private company with limited liability and is validly existing under the laws of Hong Kong. The Company remains on the Register of Companies maintained by the Companies Registry in Hong Kong.

2.                                      Corporate Power

The Company has the capacity and powers to own the assets and to carry on the businesses as conducted by it and the Articles of Association does not contain any restriction against the Company owning such assets or carrying on such businesses.

The Company holds a valid Business Registration Certificate issued by the Commissioner of Inland Revenue which certificate is required under the laws of Hong Kong for carrying on business in Hong Kong.

3.                   Share Capital and Ownership

The total number of issued Shares is 65,000 and the total amount of the issued share capital is US$65,000. The Shares have been duly and validly authorized and issued and are owned by Ctrip.com International.

4.                   No violation

Based solely on the Directors’ Certificate, the board of directors of the Company confirms that the Company is not in violation of the Articles of Association or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or of any law, public rule or regulation applicable to the Company in Hong Kong currently in force or of any existing order or decree of any governmental authority or agency or any official body in Hong Kong.

5.                   Offering Documents

The execution and delivery by Ctrip.com International of each of the Offering Documents, the deposit of the ordinary shares of Ctrip.com International by Ctrip.com International with the Depositary (hereinafter defined in paragraph 3 of Schedule 1 hereof) against the issuance of the American Depositary Shares (“ADSs”), and the offering of the Securities by Ctrip.com International pursuant to the Offering Documents do not, and will not, cause the Company to violate (i) the Articles of Association, or (ii) any statute or provision of the laws of Hong Kong or any order, rule or regulation known to us of any Hong Kong government agency having jurisdiction over the Company.

Annex A-4-1

6.                   Dividends

No taxes or charges are payable under the current laws of Hong Kong in respect of the payment of dividends and other distributions declared and payable on the shares of the Company, and all such dividends and other distributions may be paid without the necessity of obtaining any governmental authorization or approval in Hong Kong.

7.                                      Disclosure

The statements in the Offering Memorandum (hereinafter defined in paragraph 2 of Schedule 1 hereof) under the section headed “Risk factors” and “Taxation — People’s Republic of China Taxation” regarding the current effective tax treaty between China and Hong Kong on withholding tax payable on dividends, insofar as such statements constitute summaries of the legal matters to which the Company is a party referred to therein, in each case to the extent, and only to the extent, governed by the laws of Hong Kong, are materially true and correct and fairly present the information and summarize the matters referred to therein and not misleading in any material respect.

8.                   Winding up Petition and Civil Litigation

As revealed from the Winding Up Search on the Company, there is no record of the presentation of any winding up petition against the Company. The directors of the Company have confirmed in the Directors’ Certificate that there is no resolution to wind-up the Company has been proposed (or is intended to be proposed) or passed; there is no receiver or manager has been appointed to take control or possession of any part of assets or undertakings of the Company; and there is no proposal or scheme of compromise or arrangement with any of its creditors.

As revealed from the record of the Civil Litigation Checks, the Company is not involved any civil litigation proceedings either as plaintiff or as defendant; and there is no judgment against the Company. The directors of the Company have confirmed in the Directors’ Certificate that there is no legal or arbitration proceedings pending or threatened against the Company or any facts likely to give rise to any legal or arbitration proceedings against the Company.

Annex A-4-2

Annex A-5

Form of Opinion of Taiwan Counsel for the Company

with respect to the Taiwan Subsidiaries

1.                                      Each of the Company and the Subsidiary has been duly incorporated and is validly existing as a corporation limited by shares organized under the laws of the ROC with legal right, power and capacity to own, use, lease and operate its properties and conduct its business in the ROC in the manner described in their respective articles of incorporation and their respective corporate amendment registration filed with the ROC Ministry of Economic Affairs; and the articles of incorporation of the Company and the Subsidiary comply, in all material respects, with the requirements of applicable laws, statute and regulations of the ROC and are in full force and effect;

2.                                      (A) The Company has an authorized capitalization of NT$ 380,000,000 with an issued and outstanding capital of NT$ 228,354,830, which is divided into 22,835,483 common shares, and (B) the Subsidiary has an authorized capitalization of NT$ 200,000,000 with an issued and outstanding capital of NT$ 138,000,000, which is divided into 13,800,000 common shares, all of which are wholly owned by the Company; and all of the issued and outstanding shares of capital stock of the Company and the Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable. To our knowledge after due inquiry, none of the outstanding issued shares of the Company was issued in violation of the pre-emptive or similar rights under ROC law of any shareholder of the Company. For the purposes of this opinion, the term “nonassessable” in relation to shares of capital stock of the Company under ROC law means that no calls for further payment can be made upon such capital stock or upon any holders of such capital stock solely by reason of their ownership thereof;

3.                                      To our knowledge after due inquiry, as of the date hereof, C-Travel is (1) the registered holder of 19.09% issued and outstanding shares of the Company; and (2) the beneficial owner of 78.20% of the issued and outstanding shares of the Company through a trust arrangement established under the Trust Deed. To our knowledge after due inquiry, those shares held by C-Travel, directly or indirectly are free and clear of all liens and encumbrances of any third party;

4.                                      The execution, delivery and performance of the Documents for the consumption of transactions contemplated therein do not violate the laws of the ROC;

5.                                      To our knowledge after due inquiry, (A) there are no legal or governmental proceedings in the ROC courts pending to which the Company is a party or of which any property of the Company is the subject, the result of which, if determined unfavorable against the Company, would have any material adverse effect, or any development involving a prospective material adverse effect, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Issuer, C-Travel, the Company and their subsidiaries, taken as a whole (a “Material Adverse Effect” ), and (B) no such proceedings in the ROC courts that would have Material Adverse Effect are threatened;

Annex A-5-1

6.                                      To our knowledge after due inquiry, the Company (A) is not in violation of its articles of incorporation, (B) is not in default in the performance or observance of obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, loan or credit agreement, lease or other material agreement or instrument to which it is a party or by which it or any of its assets or properties may be bound or subject, and (C) is not in violation or contravention of any ROC law or statute or any order, rule or regulation of any ROC Governmental Agency having jurisdiction over the Company, which in each case, the violation would have a Material Adverse Effect;

7.                                      To our knowledge after due inquiry, (A) each of the Company and the Subsidiary has all licenses, permits, authorizations and approvals from all ROC Governmental Agencies that are necessary to own, lease, license and use its properties and conduct its businesses as described in their respective articles of incorporation of the Company and the Subsidiary and their respective corporate amendment registration filed with the ROC Ministry of Economic Affairs, (B) such licenses, permits, authorizations and approvals contain no unreasonably burdensome restrictions or conditions that would have a Material Adverse Effect, (C) none of the Company and Subsidiary is in violation of the provisions of all such licenses, permits, authorizations, and approvals in all material respects, and (D) no ROC Governmental Agency is threatening to modify, suspend or revoke any such licenses, permits, authorizations and approvals;

8.                                      The Company is not currently prohibited from paying any dividends or stock distributions to the shareholders of the Company, all dividends declared and payable may be converted into foreign currency that may be freely transferred out of the ROC under the current ROC laws, and such dividends are not subject to any withholding or other taxes under the current ROC laws, except for the ROC withholding income tax currently at the rate of 20% of the gross amount payable; and

9.                                      To our knowledge after due inquiry, the Company does not have (A) any strike, labor dispute, slowdown or stoppage or other conflict with its employees, and (B) any union representation dispute currently existing concerning its employees, that, in each case, would have a Material Adverse Effect.

Annex A-5-2

Annex A-6

Form of Opinion of British Virgin Islands Counsel for the Company

with respect to HKWOT (BVI) Limited

1.1                               The Company is a company limited by shares registered under the BVI Business Companies Act, 2004 (the “Act”), in good standing at the Registry of Corporate Affairs and validly existing under the laws of the British Virgin Islands, and possesses the capacity to sue and be sued in its own name.

1.2                               Based solely on our review of the Register of Members, C-Travel International Limited is the sole registered holder of shares in the Company.

1.3                               All dividends and other distributions declared and payable on the shares of the Company may under the current laws and regulations of the British Virgin Islands be paid to the Issuer as the registered holder of the shares, and where they are to be paid from the British Virgin Islands are freely transferable out of the British Virgin Islands and there are no restrictions under British Virgin Islands law which would prevent the Company from paying dividends to shareholders in U.S. Dollars or any other currency.

1.4                               There is no exchange control legislation under British Virgin Islands law and accordingly there are no exchange control regulations imposed under British Virgin Islands law.

1.5                               The statements about the Company in the Time of Sale Information and the Offering Memorandum are accurate in so far as such statements are summaries of or relate to British Virgin Islands law.

1.6                               Based solely on our inspection of the High Court Registry from the date of incorporation of the Company there were no actions or petitions pending against the Company in the High Court of the British Virgin Islands as at the time of our searches on [•] 2015.

1.7                               On the basis of our searches conducted at the Registry of Corporate Affairs and at the High Court Registry, no currently valid order or resolution for the winding-up of the Company and no current notice of appointment of a receiver over the Company, or any of its assets, appears on the records maintained in respect of the Company. It is a requirement that notice of appointment of a receiver made under section 118 of the Insolvency Act 2003 be registered with the Registry of Corporate Affairs under section 118 of the Insolvency Act 2003. However, it should be noted that there is no mechanism to file with the Registry of Corporate Affairs notice of an appointment of a receiver made under foreign legislation.

1.8                               On the basis of our search conducted at the Registry of Corporate Affairs, no register of mortgages, charges and other encumbrances was filed by the Company pursuant to section 111A of the International Business Companies Act, 1984 (the “IBC Act”) prior to its re-registration under the Act. Furthermore, no charge created by the Company has been registered pursuant to section 163 of the Act.

Annex A-6-1

Annex A-7

Form of Opinion of Counsel for the Depositary

Annex A-7-1

Annex B

a. Time of Sale Information

1.                                      Term sheet containing the terms of the Securities, substantially in the form of Annex C.

b. Permitted General Solicitation

2.                                      Launch press release issued on June 17, 2015.

3.                                      Pricing press release issued on June 18, 2015.

Annex B-1

PRICING TERM SHEET

Dated June 18, 2015

Ctrip.com International, Ltd.

1.00% Convertible Senior Notes due 2020

1.99% Convertible Senior Notes due 2025

Interest Payable January 1 and July 1

Convertible into American Depositary Shares, each currently representing 0.25 of an ordinary share

The information in this pricing term sheet supplements Ctrip.com International, Ltd.’s preliminary offering memorandum, dated June 17, 2015 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum. All references to dollar amounts are references to U.S. dollars.

Issuer:	Ctrip.com International, Ltd. (“Ctrip”)

Ticker / Exchange:	CTRP / The NASDAQ Global Select Market (“NASDAQ”)

Title of securities:	1.00% Convertible Senior Notes due 2020 (the “2020 Notes”) 1.99% Convertible Senior Notes due 2025 (the “2025 Notes” and, together with the 2020 Notes, the “Notes”)
Aggregate principal amount offered:

US$700,000,000 of the 2020 Notes, of which US$0 aggregate principal amount is initially being offered pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”) (the “Regulation S 2020 Notes”), and US$700,000,000 aggregate principal amount is initially being offered pursuant to Rule 144A under the Securities Act (the “Rule 144A 2020 Notes”).

US$400,000,000 of the 2025 Notes, of which US$0 aggregate principal amount is initially being offered pursuant to Regulation S under the Securities Act of 1933, as amended (the “Regulation S 2025 Notes”), and US$400,000,000 aggregate principal amount is initially being offered pursuant to Rule 144A under the Securities Act (the “Rule 144A 2025 Notes”).

Over-allotment option:

Ctrip has granted the initial purchaser the right to purchase, exercisable within a 30-day period, up to an additional US$105,000,000 aggregate principal amount of the 2020 Notes and/or US$60,000,000 aggregate principal amount of the 2025 Notes, solely to cover over-allotments.

Interest:	The 2020 Notes will bear interest at a rate equal to 1.00% per annum from June 24, 2015.

The 2025 Notes will bear interest at a rate equal to 1.99% per annum from June 24, 2015.

NASDAQ Last Reported Sale Price on June 18, 2015:	US$75.01 per American Depositary Share (“ADS”), each representing as of the date of this pricing term sheet 0.25 of an ordinary share of Ctrip, par value US$0.01 per ordinary share.

Conversion premium:	Approximately 45.0% above the NASDAQ Last Reported Sale Price on June 18, 2015 for the 2020 Notes and approximately

42.5% above the NASDAQ Last Reported Sale Price on June 18, 2015 for the 2025 Notes.

Initial conversion price:	Approximately US$108.76 per ADS for the 2020 Notes and approximately US$106.89 per ADS for the 2025 Notes.

Initial conversion rate:	For the 2020 Notes, 9.1942 ADSs per US$1,000 principal amount of the 2020 Notes.
For the 2025 Notes, 9.3555 ADSs per US$1,000 principal amount of the 2025 Notes.

Interest payment dates:	January 1 and July 1 of each year

Maturity date:	For the 2020 Notes, July 1, 2020, unless earlier repurchased or converted;

For the 2025 Notes. July 1, 2025, unless earlier repurchased or converted

Sole book-running manager:	J.P. Morgan Securities LLC

Trade date:	June 19, 2015

Settlement date:	June 24, 2015

CUSIP:	Rule 144A 2020 Notes: 22943F AE0
Regulation S 2020 Notes: G25861 AC2

Rule 144A 2025 Notes: 22943F AG5
Regulation S 2025 Notes: G25861 AD0

ISIN:	Rule 144A 2020 Notes: US22943FAE07
Regulation S 2020 Notes: USG25861AC29

Rule 144A 2025 Notes: US22943FAG54
Regulation S 2025 Notes: USG25861AD02

Convertible note hedge and warrant transactions:

In connection with the pricing of the Notes, Ctrip entered into convertible note hedge transactions with JPMorgan London and other financial institutions for the 2020 Notes. Ctrip also expects to enter into warrant transactions with JPMorgan London and other financial institutions for the 2020 Notes. Each convertible note hedge transaction is expected generally to offset the potential dilution to the ordinary shares and ADSs upon any conversion of the 2020 Notes. However, each warrant transaction could separately have a dilutive effect to the extent that the market value per ADS exceeds the applicable strike price of the warrants, subject to Ctrip’s ability to elect cash settlement of the warrants under certain conditions. If the initial purchaser exercises its over-allotment option with respect to the 2020 Notes, Ctrip may enter into additional convertible note hedge and warrant transactions.

Use of proceeds:

Ctrip estimates that the net proceeds from this offering will be approximately US$1080.8 million (or US$1243.3 million if the initial purchaser exercises its over-allotment option regarding both the 2020 Notes and 2025 Notes in full), after deducting discounts and commissions of the initial purchaser.

2

Ctrip intends to use a portion of the net proceeds of the offering to pay the cost of call spread transactions which it expects to enter into with one or more third party financial institutions (the “hedge counterparties”). Ctrip has been advised that the hedge counterparties and/or their affiliates expect to enter into derivative transactions with respect to the ADSs concurrently with, or shortly after, the pricing of the notes and/or to purchase ADSs, and may adjust or unwind such derivative transactions or enter into additional derivative transactions, and buy or sell ADSs or other securities from time to time. These activities could impact the trading price of the ADSs and/or the notes.

Ctrip plans to use the remainder of the net proceeds from this offering for other general corporate purposes, including a concurrent repurchase of its ADSs and potential note retirement from time to time. The Company may from time to time enter into other transactions with respect to its securities, including purchases of its securities for cash and/or ADSs carried out concurrently with or shortly after the pricing of the notes. Any of these activities could impact the trading price of the ADSs and/or the notes.

Repurchase of Notes by Ctrip at the option of the holder:

Holders of the 2020 Notes have the right to require Ctrip to repurchase for cash all or part of their Notes on July 1, 2018 and holders of the 2025 Notes have the right to require Ctrip to repurchase for cash all or part of their Notes on July 1, 2020, in each case at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.

Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction:

If Ctrip has, or on the next interest payment date would, become obligated to pay any additional amounts (other than de minimis amounts) as a result of (i) any change or amendment on or after the date of the Preliminary Offering Memorandum in the laws or any rules or regulations of a relevant taxing jurisdiction, or (ii) any change on or after the date of the Preliminary Offering Memorandum in an interpretation, administration or application of such laws, rules or regulations, as further described under “Description of the Notes—Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdiction” of the Preliminary Offering Memorandum Ctrip may, at its option, redeem all but not part of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date and any additional amounts with respect to such redemption price.

Upon Ctrip’s giving a notice of redemption, a holder may elect not to have its Notes redeemed, in which case such holder would not be entitled to receive the additional amounts referred to in “Description of the Notes—Additional amounts” in the Preliminary Offering Memorandum after the redemption date.

Fundamental change:	If Ctrip undergoes a “fundamental change” (as defined under “Description of the notes—Fundamental change permits

3

holders to require us to repurchase notes” in the Preliminary Offering Memorandum), subject to certain conditions, holders may require Ctrip to repurchase for cash all or part of their Notes in principal amounts of US$1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

Additional amounts:

All payments and deliveries made by, or on behalf of, Ctrip or any successor to Ctrip under or with respect to the Notes, including, but not limited to, payments of principal (including, if applicable, the repurchase price and the fundamental change repurchase price), payments of interest and deliveries of ADSs (together with payments of cash for any fractional ADS, if applicable) upon conversion, will be made without withholding or deductions, unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required by certain jurisdictions, Ctrip will pay such additional amounts as may be necessary to ensure that the net amount received by the beneficial owner after such withholding or deduction (and after deducting any taxes on the additional amounts) shall equal the amounts that would have been received by such holder had no such withholding or deduction been required, subject to certain exceptions set forth under “Description of the notes—Additional amounts” in the Preliminary Offering Memorandum.

Adjustment to ADSs delivered upon conversion upon a make-whole fundamental change or Ctrip’s election to redeem the 2020 Notes upon a change in tax law:

With respect to the 2020 Notes, the following table sets forth the number of additional ADSs to be received per US$1,000 principal amount of Notes that are converted in connection with (i) a “make-whole fundamental change” as described in the Preliminary Offering Memorandum, based on the ADS price and effective date of the make-whole fundamental change or (ii) Ctrip’s election to redeem the Notes upon a change in tax law as if the applicable redemption reference date were the “effective date” and the applicable “ADS price”:

	ADS price
Effective	US$75	US$90	US$100	US$108	US$115	US$120	US$125	US$130	US$140	US$150	US$175	US$200	US$250	US$300	US$400
date	.01	.00	.00	.76	.00	.00	.00	.00	.00	.00	.00	.00	.00	.00	.00
June 24,
2015	4.1373	3.0028	2.3926	1.9827	1.7441	1.5785	1.4322	1.3024	1.0840	0.9091	0.6018	0.4107	0.2027	0.1037	0.0247
July 1,
2016	4.1373	3.0092	2.3598	1.9286	1.6800	1.5088	1.3585	1.2262	1.0057	0.8315	0.5321	0.3517	0.1632	0.0781	0.0147
July 1,
2017	4.1373	2.8950	2.2126	1.7695	1.5185	1.3480	1.2000	1.0712	0.8598	0.6962	0.4239	0.2669	0.1121	0.0476	0.0049
July 1,
2018	4.1373	2.5949	1.9468	1.5262	1.2888	1.1283	0.9898	0.8700	0.6760	0.5288	0.2940	0.1685	0.0579	0.0189	0.0000
July 1,
2019	4.1373	2.3582	1.6454	1.2010	0.9603	0.8033	0.6724	0.5633	0.3965	0.2805	0.1211	0.0543	0.0112	0.0008	0.0000
July 1,
2020	4.1373	1.9169	0.8058	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

4

The exact ADS prices and effective dates may not be set forth in the table above, in which case:

•                  If the ADS price is between two ADS prices in the table or the effective date is between two effective dates in the table, the number of additional ADSs will be determined by a straight-line interpolation between the number of additional ADSs set forth for the higher and lower ADS prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•                  If the ADS price is greater than US$400.00 per ADS (subject to adjustment in the same manner as the ADS prices set forth in the column headings of the table above), no additional ADSs will be added to the conversion rate.

•                  If the ADS price is less than US$75.01 per ADS (subject to adjustment in the same manner as the ADS prices set forth in the column headings of the table above), no additional ADSs will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per US$1,000 principal amount of the 2020 Notes exceed 13.3315 ADSs, subject to adjustment in the same manner as the conversion rate as set forth under “Description of the notes—Conversion rights—Conversion rate adjustments” in the Preliminary Offering Memorandum.

Adjustment to ADSs delivered upon conversion upon a make-whole fundamental change or Ctrip’s election to redeem the 2025 Notes upon a change in tax law:

With respect to the 2025 Notes, the following table sets forth the number of additional to be received per US$1,000 principal amount of Notes that are converted in connection with (i) a “make-whole fundamental change” as described in the Preliminary Offering Memorandum, based on the ADS price and effective date of the make-whole fundamental change or (ii) Ctrip’s election to redeem the Notes upon a change in tax law as if the applicable redemption reference date were the “effective date” and the applicable “ADS price”:

	ADS price
Effective	US$75	US$90	US$100	US$106	US$115	US$120	US$125	US$130	US$140	US$150	US$175	US$200	US$250	US$300	US$400
date	.01	.00	.00	.89	.00	.00	.00	.00	.00	.00	.00	.00	.00	.00	.00
June 24,
2015	3.9760	3.0672	2.5405	2.2508	1.9673	1.8175	1.6836	1.5634	1.3572	1.1876	0.8753	0.6660	0.4120	0.2696	0.1252
July 1,
2016	3.9760	3.1476	2.5860	2.2791	1.9805	1.8236	1.6838	1.5588	1.3454	1.1712	0.8538	0.6441	0.3935	0.2552	0.1169
July 1,
2017	3.9760	3.1563	2.5683	2.2497	1.9421	1.7815	1.6392	1.5124	1.2976	1.1236	0.8104	0.6067	0.3667	0.2361	0.1067
July 1,
2018	3.9760	3.1255	2.5112	2.1828	1.8693	1.7072	1.5644	1.4381	1.2260	1.0560	0.7544	0.5612	0.3363	0.2150	0.0955
July 1,
2019	3.9760	3.0142	2.3886	2.0619	1.7554	1.5989	1.4622	1.3421	1.1418	0.9822	0.7002	0.5192	0.3080	0.1945	0.0842
July 1,
2020	3.9760	2.6737	2.1641	1.8875	1.6201	1.4804	1.3567	1.2465	1.0601	0.9095	0.6405	0.4681	0.2705	0.1672	0.0698
July 1,
2021	3.9760	2.6990	2.1506	1.8557	1.5730	1.4266	1.2976	1.1835	0.9923	0.8399	0.5737	0.4086	0.2269	0.1363	0.0544
July 1,
2022	3.9760	2.6275	2.0456	1.7367	1.4445	1.2950	1.1645	1.0504	0.8618	0.7145	0.4662	0.3198	0.1687	0.0984	0.0378
July 1,
2023	3.9760	2.4989	1.8728	1.5473	1.2457	1.0945	0.9647	0.8531	0.6734	0.5383	0.3243	0.2097	0.1040	0.0598	0.0228
July 1,
2024	3.9760	2.2280	1.5386	1.1948	0.8909	0.7456	0.6258	0.5271	0.3784	0.2769	0.1407	0.0839	0.0428	0.0269	0.0108
July 1,
2025	3.9760	1.7556	0.6445	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

5

The exact ADS prices and effective dates may not be set forth in the table above, in which case:

•                  If the ADS price is between two ADS prices in the table or the effective date is between two effective dates in the table, the number of additional ADSs will be determined by a straight-line interpolation between the number of additional ADSs set forth for the higher and lower ADS prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•                  If the ADS price is greater than US$400.00 per ADS (subject to adjustment in the same manner as the ADS prices set forth in the column headings of the table above), no additional ADSs will be added to the conversion rate.

•                  If the ADS price is less than US$75.01 per ADS (subject to adjustment in the same manner as the ADS prices set forth in the column headings of the table above), no additional ADSs will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per US$1,000 principal amount of the 2025 Notes exceed 13.3315 ADSs, subject to adjustment in the same manner as the conversion rate as set forth under “Description of the notes—Conversion rights—Conversion rate adjustments” in the Preliminary Offering Memorandum.

General

This communication is intended for the sole use of the person to whom it is provided by the sender.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such state.

The Notes, any ADSs deliverable upon conversion of the Notes and the ordinary shares represented thereby have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Accordingly, the Notes are being offered and sold only to “qualified institutional buyers” as defined in Rule 144A promulgated under the Securities Act and to certain non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. The Notes are not transferable except in accordance with the restrictions described under “Transfer restrictions” in the Preliminary Offering Memorandum.

[Remainder of Page Intentionally Blank]

6

Annex D

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a)                                 The Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b)           The Initial Purchaser represents, warrants and agrees that:

(i)            the Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act;

(ii)           none of the Initial Purchaser its affiliates and any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S; and

(iii)          at or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(c)           the Initial Purchaser represents, warrants and agrees that:

(i)            it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors; and

Annex D-1

(ii)           it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(d)           The Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of any of the Time of Sale Information, the Offering Memorandum, any Issuer Written Communication or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

Annex D-2

Exhibit A

FORM OF LOCK-UP AGREEMENT

Exhibit A-1

LOCK-UP AGREEMENT

June 18, 2015

J.P. MORGAN SECURITIES LLC

383 Madison Avenue

New York, New York 10179

United States of America

MORGAN STANLEY & CO. INTERNATIONAL PLC

25 Cabot Square

Canary Wharf

London E14 4QA

United Kingdom

Re: Ctrip.com International, Ltd. — Offering of 1.00% Convertible Senior Notes due 2020 and 1.99% Convertible Senior Notes due 2025

Ladies and Gentlemen:

The undersigned understands that J.P. Morgan Securities LLC (the “Representative”) and Morgan Stanley & Co. International plc (the “Initial Purchasers”) propose to enter into a Purchase Agreement (the “Purchase Agreement”) with Ctrip.com International, Ltd., an exempted company limited by shares incorporated in the Cayman Islands (the “Company”), providing for the purchase and resale (the “Placement”) by the Initial Purchasers of 1.00% Convertible Senior Notes due 2020 and 1.99% Convertible Senior Notes due 2025 of the Company (the “Securities”) pursuant to Regulation S and Rule 144A under the Securities Act of 1933 (the “Securities Act”), as amended. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

In consideration of the Initial Purchasers’ agreement to purchase and make the Placement of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representative, the undersigned will not, and shall procure any entities controlled by the undersigned not to, during the period commencing on the date hereof and ending 90 days after the date of the final offering memorandum relating to the Placement, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or participate in the filing of a registration statement with the Securities and Exchange Commission (the “SEC”) relating to, any ordinary shares, with a par value of US$0.01 per share, of the Company (the “Ordinary Shares”) or American Depositary Shares (“ADSs”) or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs (including without limitation, Ordinary Shares or ADSs or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a share option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition of such securities, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or

Exhibit A-2

otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Ordinary Shares or ADSs or any security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

Notwithstanding the foregoing, the undersigned may (a) transfer Ordinary Shares, ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs (collectively, “Covered Securities”) as a bona fide gift or gifts, (b) transfer Covered Securities to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (c) transfer Covered Securities upon death by will or intestacy to the undersigned’s immediate family, or (d) distribute Covered Securities to stockholders of the undersigned, if the undersigned is a corporation; provided that, in the case of any gift, disposition, transfer or distribution pursuant to sub-clauses (a) through (d), (i) each donee, transferee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter, and (ii) no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with any such transaction; provided further that, in the case of any gift, disposition, transfer or distribution pursuant to sub-clauses (a) through (d), any such transaction shall not be for value. Additionally, any Ordinary Shares, ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs acquired by the undersigned in the open market after the date of the Placement will not be subject to the restrictions in this Letter Agreement, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with the subsequent sales of such securities. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representative of the undersigned.

The undersigned understands that, if the Purchase Agreement does not become effective, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released form all obligations under this Letter Agreement. The undersigned understands that the Representative is entering into the Purchase Agreement and proceeding with the Placement in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page to follow]

Exhibit A-3

Very truly yours,

[NAME OF LOCK-UP PARTY]

By:
Name:
Title:

Exhibit A-4

Exhibit B

FORM OF CHIEF FINANCIAL OFFICER’S CERTIFICATE

Exhibit B-1

CTRIP.COM INTERNATIONAL, LTD.

CHIEF FINANCIAL OFFICER’S CERTIFICATE

June      , 2015

The undersigned, Chief Financial Officer of Ctrip.Com International, Ltd., (collectively with its consolidated subsidiaries and affiliated entities, the “Company”), pursuant to Section 6(q) of the Purchase Agreement, dated June 18, 2015 (the “Purchase Agreement”), among the Company and J.P. Morgan Securities LLC as the initial purchaser (the “Initial Purchaser”), hereby certifies that:

1.             I am providing this certificate to the Initial Purchaser in connection with the Company’s offer and sale of 1.00% Convertible Senior Notes due 2020 and 1.99% Convertible Senior Notes due 2025 (the “Offering”) as described in the Time of Sale Information and the Offering Memorandum.

2.             I am familiar with the accounting, operations, records systems and internal controls of the Company. I have participated in the preparation of the Time of Sale Information and the Offering Memorandum.

3.             I have reviewed the Company’s accounting and operating records for the relevant period described in paragraph 4 of this certificate.

4.             To my knowledge after due inquiry, for the period from April 1, 2015 to the date hereof, there was no decrease, as compared with the corresponding period in the preceding year, in total consolidated net revenues of the Company.

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement. This certificate is to assist the Initial Purchaser in conducting and documenting their investigation of the affairs of the Company in connection with the Offering and shall not be used for other purposes.

(Signature Page Follows)

Exhibit B-2

IN WITNESS WHEREOF, I have signed this Chief Financial Officer’s Certificate as of the date first written above.

CTRIP.COM INTERNATIONAL, LTD.

Name:	Xiaofan Wang
Title:	Chief Financial Officer

[Signature Page to Chief Financial Officer’s Certificate]

Exhibit B-3